Exhibit 4.2

DIRTT ENVIRONMENTAL SOLUTIONS LTD.,

As Issuer

COMPUTERSHARE TRUST COMPANY OF CANADA,

As Canadian Trustee

and

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,

As U.S. Trustee

Indenture

Dated as of [●], [●]

Debt Securities

TABLE OF CONTENTS*

*	The Table of Contents is not part of the Indenture.

i

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

Debt Securities

CROSS REFERENCE SHEET*

This Cross Reference Sheet shows the location in the Indenture of the provisions inserted pursuant to Sections 310-318(a), inclusive of the Trust Indenture Act of 1939.

	TIA Section	Indenture Section
310	(a)(1)	7.10

	(a)(2)	7.10

	(a)(3)	7.10

	(a)(4)	7.10

	(a)(5)	7.10

	(b)	7.10

	(c)	N.A.**

311	(a)	7.11

	(b)	7.11

	(c)	N.A.

312	(a)	5.01

	(b)	5.02

	(c)	5.02

313	(a)	5.04

	(b)(1)	5.04

	(b)(2)	5.04

	(c)	5.04 & 13.03

	(d)	5.04

	TIA Section	Indenture Section
314	(a)(1)	5.03(a)

	(a)(2)	5.03(b)

	(a)(3)	5.03(a) & (b)

		&13.03

	(b)	N.A.

	(a)(4)	4.05

	(c)(1)	13.05

	(c)(2)	13.05

	(c)(3)	N.A.

	(d)	N.A.

	(e)	13.05

	(f)	5.03(b) & 13.05

315	(a)	7.01(a)

	(b)	6.07 & 13.03

	(c)	7.01

	(d)	7.01

	(e)	6.08

316	(a) (last sentence)	1.01 (definition of “Outstanding”)

	(a)(1)(A)	6.06

v

	TIA Section	Indenture Section
	(a)(1)(B)	6.06

	(a)(2)	N.A.

	(b)	6.04

	(c)	8.05

317	(a)(1)	6.02

	(a)(2)	6.02

	(b)	4.04

318	(a)	13.04(b)

*	The Cross Reference Sheet is not part of the Indenture.
**	N.A. means “Not Applicable.”

INDENTURE dated as of                     , 20    , between DIRTT Environmental Solutions Ltd., a corporation duly incorporated under the laws of Alberta, Canada (the “Company”), Computershare Trust Company of Canada, a trust company organized under the laws of Canada (the “Canadian Trustee”), and Computershare Trust Company, National Association, a national banking association organized under the laws of the United States (the “U.S. Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debentures, notes, bonds or other evidences of indebtedness to be issued in one or more series unlimited as to principal amount (herein called the “Debt Securities”), as in this Indenture provided.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH

That in order to declare the terms and conditions upon which the Debt Securities are authenticated, issued and delivered, and in consideration of the premises, and of the purchase and acceptance of the Debt Securities by the holders thereof, the Company and the Trustees covenant and agree with each other, for the benefit of the respective Holders from time to time of the Debt Securities or any series thereof, as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Certain Terms Defined. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any Indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture which are defined in the Trust Indenture Act or which are by reference therein defined in the U.S. Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in the Trust Indenture Act and in the U.S. Securities Act as in force as of the date of original execution of this Indenture.

“ABCA” means the Business Corporations Act (Alberta), as amended.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Appropriate Trustee” means, with respect to the Debt Securities of any series, the Trustee that is designated as the Appropriate Trustee pursuant to Section 2.03.

“Board of Directors” means the Board of Directors of the Company, or any duly authorized committee of such Board, or any committee of one or more officers designated by the Board of Directors or any such committee, except as the context may otherwise require.

“Business Day” means, when used with respect to any Place of Payment specified pursuant to Section 2.03, any day that is not a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies, including the Appropriate Trustee, in such Place of Payment are authorized or obligated by law to close, except as otherwise specified pursuant to Section 2.03.

“Canadian Securities Authorities” means the securities commissions or similar authorities in Canada.

“Canadian Securities Legislation” means applicable securities laws (including rules, regulations, policies and instruments) in each of the applicable Provinces of Canada;

“Canadian Trustee” means the Person named as the “Canadian Trustee” in the first paragraph of this Indenture until a successor Canadian Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Canadian Trustee” shall mean or include each Person who is then a Canadian Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Canadian Trustee” as used with respect to the Debt Securities of any series shall mean only the Canadian Trustee with respect to Debt Securities of that series.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests (including partnership interests) in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP.

“Common Shares” means the common shares, no par value, of the Company, which stock is currently listed on the Toronto Stock Exchange and The Nasdaq Global Select Market.

“Company” means DIRTT Environmental Solutions Ltd., a corporation existing under the laws of Alberta, Canada, and, subject to the provisions of Article XI, shall also include its successors and assigns.

“Company Order” means a written order of the Company, signed by any two authorized officers or directors of the Company, in their capacities as officers or directors of the Company.

“corporate trust office of the trustee” or other similar term means a corporate trust office of the U.S. Trustee or the Canadian Trustee, as applicable, at which at any particular time its corporate trust business may be administered, such an office on the date of execution of this Indenture of the U.S. Trustee is located at Computershare Trust Company, N.A., 6200 S. Quebec Street, Greenwood Village, Colorado 80111, Attention: Corporate Trust, and of the Canadian Trustee is located at 800, 324 – 8th Avenue SW, Calgary, AB, T2P 2Z2, Attention: Manager, Corporate Trust, except that with respect to presentation of Debt Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the U.S. Trustee or the Canadian Trustee, as applicable, designated in writing to the Company at which, at any particular time, its corporate agency business shall be conducted.

“covenant defeasance option” has the meaning specified in Section 12.02(b).

“Currency” means Dollars or Other Currency.

“Debt Security” or “Debt Securities” has the meaning stated in the first recital of this Indenture and more particularly means any debt security or debt securities, as the case may be of any series authenticated and delivered under this Indenture.

“Debt Security Register” has the meaning specified in Section 2.07(a).

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.17.

“Depositary” means, unless otherwise specified by the Company pursuant to either Section 2.03 or 2.15, with respect to registered Debt Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as the Depositary by the Company for that series pursuant to the applicable supplemental Indenture.

“Designated Currency” has the meaning specified in Section 2.18.

“Dollar” or “$” means such currency of Canada.

“Dollar Equivalent” means, with respect to any monetary amount in Other Currency, at any time for the determination thereof, the amount of Dollars that are required to purchase the monetary amount in Other Currency on the date of determination.

“Event of Default” has the meaning specified in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934.

“GAAP” means generally accepted accounting principles in the United States as in effect as of the date on which the Debt Securities of the applicable series are issued, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP consistently applied.

“Global Security” or “Global Securities” means with respect to any series of Debt Securities issued hereunder, a Debt Security or Debt Securities, as the case may be, which is executed by the Company and authenticated and delivered by the Appropriate Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with this Indenture and any Indentures supplemental hereto, or resolution of the Board of Directors and set forth in an Officers’ Certificate, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all the Outstanding Debt Securities of such series or any portion thereof, in either case having the same terms as to status, redemption or otherwise (other than issue date, issue price and, if applicable, the first interest payment date and the initial interest accrual date).

“Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the government of Canada or any province thereof or the government of the United States (in each case including any agency or instrumentality thereof) for the payment of which the full faith and credit of the government of Canada or any province thereof or the government of the United States is pledged and which are not callable at the issuer’s option.

“Holder,” “Holder of Debt Securities” or other similar terms means, a Person in whose name a Debt Security is registered.

“Incur” means issue, assume, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary. The terms “Incurred”, “Incurrence” and “Incurring” shall each have a correlative meaning.

“Indebtedness” means, with respect to any Person, at any date, any of the following, without duplication: (i) any liability, contingent or otherwise, of such Person (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (B) evidenced by a note, bond, debenture or similar instrument, or (C) for the payment of money relating to a Capitalized Lease Obligation or other obligation (whether issued or assumed) relating to the deferred purchase price of property; (ii) all conditional sale obligations and all obligations under any title retention agreement (even if the rights and remedies of the seller under such agreement in the event of default are limited to repossession or sale of such property); (iii) all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction other than as entered into in the ordinary course of business; (iv) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any asset or property (including leasehold interests and any other tangible or intangible property) of such Person, whether or not such indebtedness is assumed by such Person or is not otherwise such Person’s legal liability; provided that if the obligations so secured have not been assumed in full by such Person or are otherwise not such Person’s legal liability in full, the amount of such indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such indebtedness secured by such Lien or the fair market value of the assets or the property securing such lien; (v) all indebtedness of others (including all interest and dividends on any Indebtedness or Preferred Stock of any other Person the payment of which is) guaranteed, directly or indirectly, by such Person or that is otherwise its legal liability or which such Person has agreed to purchase or repurchase or in respect of which such Person has agreed contingently to supply or advance funds; and (vi) obligations in respect of hedging obligations. Indebtedness shall not include accounts payable arising in the ordinary course of business.

“Indenture” means this instrument as originally executed, or, if amended or supplemented as herein provided, as so amended or supplemented and shall include the form and terms of particular series of Debt Securities as contemplated hereunder, whether or not a supplemental Indenture is entered into with respect thereto.

“Interest” includes, when used with respect to any series of Debt Securities, additional interest, if any, payable on such Debt Securities pursuant to the supplemental Indenture with regard to Debt Securities of that series.

“legal defeasance option” has the meaning specified in Section 12.02(b).

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property or a security interest of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code, the Personal Property Security Act (Alberta), or any similar statute other than to reflect ownership by a third party of property leased to the Company or any of its Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement).

“mandatory sinking fund payment” has the meaning specified in Section 3.07.

“Officers’ Certificate” means a certificate of the Company signed by any two authorized officers or directors of the Company, in their capacities as officers or directors of the Company, and not in their personal capacities. Each such certificate shall include the statements provided for in Section 13.05, if applicable.

“Opinion of Counsel” means an opinion in writing signed by legal counsel for the Company (which counsel may be an employee of the Company), or outside counsel for the Company. Each such opinion shall include the statements provided for in Section 13.05, if applicable.

“optional sinking fund payment” has the meaning specified in Section 3.07.

“Original Issue Discount Debt Security” means any Debt Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01.

“Other Currency” means a currency issued by the government of any country other than Canada or a composite currency the value of which is determined by reference to the values of the currencies of any group of countries.

“Outstanding”, when used with respect to any series of Debt Securities, means, as of the date of determination, all Debt Securities of that series theretofore authenticated and delivered under this Indenture, except:

(a) Debt Securities of that series theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b) Debt Securities of that series for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any paying agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own paying agent) for the Holders of such Debt Securities; provided, that, if such Debt Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(c) Debt Securities of that series which have been paid pursuant to Section 2.09 or in exchange for or in lieu of which other Debt Securities have been authenticated and delivered pursuant to this Indenture, other than any such Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debt Securities are held by a bona fide purchaser in whose hands such Debt Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debt Securities owned by the Company upon the Debt Securities or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustees shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debt Securities which a responsible officer of the Trustee actually knows to be so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Debt Securities and that the pledgee is not the Company upon the Debt Securities or an Affiliate of the Company. In determining whether the Holders of the requisite principal amount of Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Debt Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01. In determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of a Debt Security denominated in Other Currency or in units of two or more Other Currencies that shall be deemed to be Outstanding for such purposes shall be the Dollar Equivalent, determined in the manner provided as contemplated by Section 2.03 on the date of original issuance of such Debt Security, of the principal amount (or, in the case of any Original Issue Discount Security, the Dollar Equivalent on the date of original issuance of such Debt Security of the amount determined as provided in the preceding sentence above) of such Debt Security.

“pari passu”, as applied to the ranking of any Indebtedness of a Person in relation to other Indebtedness of such Person, means that each such Indebtedness either (a) is not subordinate in right of payment to any Indebtedness or (b) is subordinate in right of payment to the same Indebtedness as is the other, and is so subordinate to the same extent, and is not subordinate in right of payment to each other or to any Indebtedness as to which the other is not so subordinate.

“Person” means any individual, corporation, partnership, limited partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Place of Payment” or “Places of Payment” means, when used with respect to the Debt Securities of any series, the place or places where the principal of, and premium, if any, and interest on, the Debt Securities of that series are payable as specified pursuant to Section 2.03.

“Preferred Shares” means the preferred shares, no par value, of the Company.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Privacy Laws” has the meaning ascribed thereto in Section 7.14.

“Registrar” has the meaning specified in Section 2.07(a).

“responsible officer”, when used with respect to the Trustees, means any officer within the corporate trust trustee administration group of either Trustee, customarily performing functions similar to those performed by the persons who at the time shall be such officers and shall have direct responsibility for the administration of this Indenture, and any other officer of the Trustees to whom corporate trust matters are referred because of the officer’s knowledge of and familiarity with the particular subject.

“SEC” means the United States Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Company secured by a Lien.

“Significant Subsidiary” means a Subsidiary of any Person that would be a “significant subsidiary” as defined in Rule 405 under the U.S. Securities Act as in effect on the date of this Indenture.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subsidiary” of any Person means (i) any Person of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the Subsidiaries of that Person or a combination thereof, and (ii) any partnership, joint venture or other Person in which such Person or one or more of the Subsidiaries of that Person or a combination thereof has the power to control by contract or otherwise the board of directors or equivalent governing body or otherwise controls such entity.

“Successor Company” has the meaning set forth in Section 11.01.

“Trustee” or “Trustees” means the U.S. Trustee and the Canadian Trustee and any other Person or Persons appointed as such from time to time pursuant to Section 7.08, and, subject to the provisions of Article VII, includes its or their successors and assign. If a Canadian Trustee is not appointed under this Indenture, or resigns or is removed and the Company is not required to appoint a successor Trustee to the Canadian Trustee under this Indenture, “Trustee”, “Trustees” and any reference to “either Trustee”, “both of the Trustees” or such similar references shall mean the Person named as the U.S. Trustee or any successor thereto appointed pursuant to the applicable provisions of this Indenture. Except to the extent otherwise indicated, “Trustees” shall refer to the Canadian Trustee (if appointed and still serving) and the U.S. Trustee, both jointly and individually. Except to the extent otherwise indicated, “Trustee” as used with respect to the Debt Securities of any series shall mean the Trustee with respect to the Debt Securities of that series.

“Trust Indenture Act” (except as herein otherwise expressly provided) means the U.S. Trust Indenture Act of 1939 as in force at the date of this Indenture as originally executed and, to the extent required by law, as amended.

“Trust Indenture Legislation” means, at any time, the provisions of (i) the ABCA and the regulations thereunder as amended or re-enacted from time to time, but only to the extent applicable, (ii) the Trust and Loan Corporations Act (Alberta), the Trust and Loan Corporations Act (Ontario), the Trust and Loan Corporations Act (Canada), and the provisions of any other applicable statute of Canada or any province thereof and the regulations thereunder as amended or re-enacted from time to time, but only to the extent applicable, or (iii) the Trust Indenture Act and regulations thereunder, in each case, relating to trust indentures and to the rights, duties and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures, to the extent that such provisions are at such time in force and applicable to this Indenture or the Company or the Trustees.

“U.S. Securities Act” means the U.S. Securities Act of 1933.

“U.S. Trustee” means the Person named as the “U.S. Trustee” in the first paragraph of this Indenture until a successor U.S. Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “U.S. Trustee” shall mean or include each Person who is then a U.S. Trustee hereunder; provided, however, that if at any time there is more than one such Person, “U.S. Trustee” as used with respect to the Debt Securities of any series shall mean only the U.S. Trustee with respect to Debt Securities of that series.

“United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“Writing” has the meaning ascribed thereto in Section 7.15.

“Yield to Maturity” means the yield to maturity, calculated at the time of issuance of a series of Debt Securities, or, if applicable, at the most recent redetermination of interest on such series and calculated in accordance with accepted financial practice.

Section 1.02 Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the Trust Indenture Act which are incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms have the following meanings:

“indenture securities” means the Debt Securities.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, reference to another statute or defined by rules of the SEC have the meanings assigned to them by such definitions.

Section 1.03 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words and terms denoting inclusiveness (such as “include” or “includes” or “including”), whether or not so stated, are not limited by and do not imply limitation of their context or the words or phrases which precede or succeed them;

(e) words in the singular include the plural and words in the plural include the singular;

(f) words importing the masculine gender shall include the feminine or neuter genders, and vice versa;

(g) if the applicable series of Debt Securities are subordinated pursuant to the terms of a supplemental indenture, unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(h) reference to any agreement or other instrument in writing means such agreement or other instrument in writing as amended, modified, replaced or supplemented from time to time;

(i) unless otherwise indicated, reference to a statute shall be deemed to be a reference to such statute as amended, re-enacted or replaced from time to time;

(j) unless otherwise indicated, time periods within which a payment is to be made or any other action is to be taken hereunder shall be calculated by including the day on which the period commences and excluding the day on which the period ends;

(k) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP; and

(l) the principal amount of any Preferred Stock shall be the greater of (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock.

Section 1.04 Language. Each of the parties hereto hereby acknowledges that it has consented to and requested that this Indenture and all documents relating thereto, be drawn up in the English language only. Les parties aux présentes reconnaissent avoir accepté et demandé que le présent acte de fiducie et tous les documents s’y rattachant, soient rédigés en langue anglaise seulement.

ARTICLE II

DEBT SECURITIES

Section 2.01 Forms Generally. The Debt Securities of each series shall be in substantially the form established, without the approval of any Holder, by or pursuant to a resolution of the Board of Directors and set forth in an Officers’ Certificate or in one or more Indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as the Company may deem appropriate (and, if not contained in a supplemental Indenture entered into in accordance with Article X, as are not prohibited by the provisions of this Indenture) or as may be required or appropriate to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange on which such series of Debt Securities may be listed, or to conform to general usage, or as may, consistently herewith, be determined by the officers executing such Debt Securities, as evidenced by their execution of the Debt Securities.

The definitive Debt Securities of each series shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Debt Securities, as evidenced by their execution of such Debt Securities.

Section 2.02 Form of Trustee’s Certificate of Authentication. The Trustee’s Certificate of Authentication on all Debt Securities authenticated by a Trustee shall be in substantially the following form:

CANADIAN TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

COMPUTERSHARE TRUST COMPANY OF CANADA,
As Canadian Trustee

By:
Authorized Signature

U.S. TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
As U.S. Trustee

By:
Authorized Signature

Section 2.03 Principal Amount; Issuable in Series. The aggregate principal amount of Debt Securities which may be issued, executed, authenticated, delivered and outstanding under this Indenture is unlimited.

The Debt Securities will be direct obligations of the Company. Each Debt Security of the same series of Debt Securities will rank pari passu with each other Debt Security of the same series (regardless of their actual date or terms of issue).

The Debt Securities may be issued in one or more series. There shall be established, without the approval of any Holders, in or pursuant to a resolution of the Board of Directors and set forth in an Officers’ Certificate, or established in one or more Indentures supplemental hereto, prior to the issuance of Debt Securities of any series any or all of the following:

(a) the title of the Debt Securities of the series (which shall distinguish the Debt Securities of the series from all other Debt Securities);

(b) any limit upon the aggregate principal amount of the Debt Securities of the series which may be authenticated and delivered under this Indenture (except for Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debt Securities of the series pursuant to this Article II);

(c) the date or dates on which the principal and premium, if any, of the Debt Securities of the series are payable, including the ability of the Company to elect any optional extension of maturity;

(d) the rate or rates (which may be fixed or variable) at which the Debt Securities of the series shall bear interest, if any, or the method of determining such rate or rates, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable, or the method by which such date will be determined, the record dates for the determination of Holders thereof to whom such interest is payable; and the basis upon which interest will be calculated if other than that of a 360-day year of twelve thirty-day months;

(e) the place or places, if any, in addition to or instead of the corporate trust office of the Trustees, where the principal of, and premium, if any, and interest on, Debt Securities of the series shall be payable;

(f) the right, if any, of the Company to redeem the Debt Securities of the series, in whole or in part, at its option or otherwise and the price or prices at which, the period or periods within which, and the terms and conditions upon which Debt Securities of the series may be redeemed, in whole or in part, at the option of the Company or otherwise;

(g) the obligation, if any, of the Company to redeem, purchase or repay Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the price or prices at which and the period or periods within which, and the terms and conditions upon which Debt Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

(h) the terms, if any, upon which the Debt Securities of the series may be convertible into or exchanged for Common Shares, Preferred Shares (which may be represented by depositary shares), other Debt Securities or warrants for Common Shares, Preferred Shares or Indebtedness or other securities of any kind of the Company and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other provision in addition to or in lieu of those described herein;

(i) the terms of payment of principal, premium, if any, or interest if payment is to be made other than by cash including any payment to be made, directly or indirectly, by the issuance of the series of Debt Securities;

(j) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Debt Securities of the series shall be issuable;

(k) if the amount of principal of or any premium or interest on Debt Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

(l) if the principal amount payable at the Stated Maturity of Debt Securities of the series will not be determinable as of any one or more dates prior to such Stated Maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the Stated Maturity or which will be deemed to be Outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined); and the manner of determining the equivalent thereof in the currency of Canada for purposes of the definition of Dollar Equivalent;

(m) any changes or additions to Article XII, including the addition of additional covenants that may be subject to the covenant defeasance option pursuant to Section 12.02(b);

(n) if other than such coin or Currency of Canada as at the time of payment is legal tender for payment of public and private debts, the coin or Currency or Currencies or units of two or more Currencies in which payment of the principal of, and premium, if any, and interest on, Debt Securities of the series shall be payable;

(o) if other than the principal amount thereof, the portion of the principal amount of Debt Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.01 or provable in bankruptcy pursuant to Section 6.02;

(p) any addition to, deletion from or change in the Events of Default with respect to the Debt Securities of the series and any change in the right of the Trustees or the Holders to declare the principal of, and premium and interest on, such Debt Securities due and payable;

(q) the remedy of the Holders for an Event of Default relating to the failure of the Company to comply with its obligations under Section 5.03, including any rights to receive additional interest, if any, if other than no remedy;

(r) any addition to, deletion from or change to the provisions of this Indenture with respect to the percentage in principal amount of Debt Securities of the series whose Holders must consent to an amendment or to the taking or refraining from any action; and any addition to, deletion from or change to the provisions of Article IX with respect to the Debt Securities of the series;

(s) if the Debt Securities of the series shall be issued in whole or in part in the form of a Global Security or Securities, the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for other individual Debt Securities in definitive registered form; and the Depositary for such Global Security or Securities and the form of any legend or legends to be borne by any such Global Security or Securities in addition to or in lieu of the legend referred to in Section 2.15;

(t) any trustees, including the designation of the Appropriate Trustee, Depositaries, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Debt Securities of the series;

(u) the applicability or inapplicability of, and any addition to or change in the covenants and definitions currently set forth in this Indenture or in the terms currently set forth in Article XI, including conditioning any merger, conveyance, transfer or lease permitted by Article XI upon the satisfaction of an Indebtedness coverage standard by the Company and Successor Company (as defined in Article XI);

(v) the subordination, if any, of the Debt Securities of the series and the terms thereof;

(w) with regard to Debt Securities of the series that do not bear interest, the dates for certain required reports to the Trustees; and

(x) any other terms of the Debt Securities of the series (which terms shall not be prohibited by the provisions of this Indenture).

All Debt Securities of any one series appertaining thereto shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such resolution of the Board of Directors and as set forth in such Officers’ Certificate or in any such Indenture supplemental hereto.

Section 2.04 Execution of Debt Securities. The Debt Securities shall be signed (either manually or by facsimile or other electronic signature) by any two authorized directors or officers of the Company holding office at the time of signing. Such signatures upon the Debt Securities may be the manual, facsimile or other electronic signatures of the present or any future such authorized officers and may be imprinted or otherwise reproduced on the Debt Securities.

Only such Debt Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, signed (either manually or by facsimile or other electronic signature) by the Appropriate Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Appropriate Trustee upon any Debt Security executed by the Company shall be conclusive evidence that the Debt Security so authenticated has been duly authenticated and delivered hereunder.

In case any officer of the Company who shall have signed any of the Debt Securities shall cease to be such officer before the Debt Securities so signed shall have been authenticated and delivered by the Appropriate Trustee, or disposed of by the Company, such Debt Securities nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Debt Securities had not ceased to be such officer of the Company; and any Debt Security may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Debt Security, shall be the proper officers of the Company, although at the date of such Debt Security or of the execution of this Indenture any such Person was not such officer.

Section 2.05 Authentication and Delivery of Debt Securities. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debt Securities of any series executed by the Company to the Appropriate Trustee for authentication, and the Appropriate Trustee shall thereupon authenticate and deliver said Debt Securities to or upon a Company Order. In authenticating such Debt Securities, and accepting the additional responsibilities under this Indenture in relation to such Debt Securities, the Appropriate Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon:

(a) a copy of any resolution or resolutions of the Board of Directors, certified by any authorized officer of the Company, authorizing the terms of issuance of any series of Debt Securities;

(b) an executed supplemental Indenture, if any;

(c) an Officers’ Certificate or an officer’s authentication order specifying the amount of the Debt Securities to be authenticated, the date of original issue thereof, the name of the Holder for such issuance, and any relevant delivery instructions; and

(d) an Opinion of Counsel prepared in accordance with Section 13.05 which shall also state:

(i) that the form of such Debt Securities has been established by or pursuant to a resolution of the Board of Directors or by a supplemental Indenture as permitted by Section 2.01 in conformity with the provisions of this Indenture;

(ii) that the terms of such Debt Securities have been established by or pursuant to a resolution of the Board of Directors or by a supplemental Indenture as permitted by Section 2.03 in conformity with the provisions of this Indenture;

(iii) that such Debt Securities, when authenticated and delivered by the Appropriate Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms except for customary exceptions, including that (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

(iv) that the Company has the corporate power to issue such Debt Securities and has duly taken all necessary corporate action with respect to such issuance;

(v) that the issuance of such Debt Securities will not contravene the articles or by-laws of the Company or result in any material violation of any of the terms or provisions of any law or regulation or of any indenture, mortgage or other agreement known to such counsel by which the Company is bound;

(vi) that authentication and delivery of such Debt Securities and the execution and delivery of any supplemental Indenture will not violate the terms of this Indenture; and

(vii) such other matters as the Appropriate Trustee may reasonably request.

Such Opinion of Counsel need express no opinion as to whether a court in Canada or the United States would render a money judgment in a currency other than that of Canada or the United States, respectively.

The Appropriate Trustee shall have the right to decline to authenticate and deliver any Debt Securities under this Section 2.05 if the Appropriate Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Appropriate Trustee in good faith by its board of directors or trustees, executive committee or a trust committee of directors, trustees or vice presidents shall determine that such action would expose the Appropriate Trustee to personal liability to existing Holders.

The Appropriate Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Debt Securities of any series. Unless limited by the terms of such appointment, an authenticating agent may authenticate Debt Securities whenever the Appropriate Trustee may do so. Each reference in this Indenture to authentication by the Appropriate Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, paying agent or agent for service of notices and demands. Each authenticating agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States, any state thereof or the District of Columbia or the laws of Canada or any province thereof, authorized under such laws to act as authenticating agent, having a combined capital and surplus of not less than $10,000,000 and subject to supervision or examination by Canadian federal or provincial or United States federal or state authority.

Unless otherwise provided in the form of Debt Security for any series, each Debt Security shall be dated the date of its authentication.

Section 2.06 Denomination of Debt Securities. Unless otherwise provided in the form of Debt Security for any series, in a resolution of the Board of Directors and set forth in an Officers’ Certificate, or in any supplement to the Indenture applicable thereto, the Debt Securities of each series shall be issuable only in such denominations as shall be specified or contemplated by Section 2.03. In the absence of any such specification with respect to the Debt Securities of any series, the Debt Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

Section 2.07 Registration of Transfer and Exchange.

(a) The Company shall keep or cause to be kept a register for each series of Debt Securities issued hereunder (hereinafter collectively referred to as the “Debt Security Register”), in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debt Securities and the transfer of Debt Securities as in this Article II provided. At all reasonable times the Debt Security Register shall be open for inspection by the Trustees. Subject to Section 2.15, upon due presentment for registration of transfer of any Debt Security at any office or agency to be maintained by the Company in accordance with the provisions of Section 4.02, the Company shall execute and the Appropriate Trustee shall authenticate and deliver in the name of the transferee or transferees a new Debt Security or Debt Securities of authorized denominations for a like aggregate principal amount.

Unless and until otherwise determined by the Company by resolution of the Board of Directors or pursuant to Section 2.03, the Company hereby appoints the Canadian Trustee as the Registrar and transfer agent for the Debt Securities.

Debt Securities of any series (other than a Global Security, except as set forth below) may be exchanged for a like aggregate principal amount of Debt Securities of the same series of other authorized denominations. Subject to Section 2.15, Debt Securities to be exchanged shall be surrendered at the office or agency to be maintained by the Company as provided in Section 4.02, and the Company shall execute and the Appropriate Trustee shall authenticate and deliver in exchange therefor the Debt Security or Debt Securities which the Holder making the exchange shall be entitled to receive.

Whenever any Debt Securities are so surrendered for exchange, the Company shall execute, and the Appropriate Trustee shall authenticate and deliver, the Debt Securities that the Holder making the exchange is entitled to receive.

Each Debt Security must be duly endorsed for transfer or in a duly endorsed transferable form as applicable and must comply with the current industry practice in accordance with the rules and regulations of U.S. securities laws and the Securities Transfer Association of Canada, as applicable.

(b) All Debt Securities presented or surrendered for registration of transfer, exchange or payment shall (if so required by the Company, the Appropriate Trustee or the Registrar) be duly endorsed or be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, the Appropriate Trustee and the Registrar, duly executed by the Holder or its attorney duly authorized in writing.

All Debt Securities issued in exchange for or upon transfer of Debt Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Debt Securities surrendered for such exchange or transfer.

No service charge shall be made for any exchange or registration of transfer of Debt Securities (except as provided by Section 2.09), but the Company may require payment of a sum sufficient to cover any tax, fee, assessment or other governmental charge that may be imposed in relation thereto, other than those expressly provided in this Indenture to be made at the Company’s own expense or without expense or without charge to the Holders.

The Company shall not be required (i) to issue, register the transfer of or exchange any Debt Securities for a period of 15 days next preceding any mailing of notice of redemption of Debt Securities of such series or (ii) to register the transfer of or exchange any Debt Securities selected, called or being called for redemption, from the date of mailing of the notice of redemption up to the redemption date for such Debt Securities.

Prior to the due presentation for registration of transfer of any Debt Security, the Company, the Appropriate Trustee, any paying agent or any Registrar may deem and treat the Person in whose name a Debt Security is registered as the absolute owner of such Debt Security for the purpose of receiving payment of principal of, and premium, if any, and (subject to Section 2.12 and 2.17) interest on, such Debt Security and for all other purposes whatsoever, whether or not such Debt Security is overdue, and none of the Company, the Appropriate Trustee, any paying agent or Registrar shall be affected by notice to the contrary.

None of the Company, the Trustees, any agent of the Trustees, any paying agent or any Registrar will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Trustees, Registrars and any transfer agents shall not have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer or exchange imposed under this Indenture or under applicable law with respect to any transfer or exchange of any interest in any Debt Security (including any transfers between or among participants or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(c) The Registrar may make reasonable rules for its functions.

Section 2.08 Temporary Debt Securities. Pending the preparation of definitive Debt Securities of any series, the Company may execute and the Appropriate Trustee shall authenticate and deliver temporary Debt Securities (printed, lithographed, photocopied, typewritten or otherwise produced) of any authorized denomination, and substantially in the form of the definitive Debt Securities in lieu of which they are issued, in registered form, and with such omissions, insertions and variations as may be appropriate for temporary Debt Securities, all as may be determined by the Company with the concurrence of the Appropriate Trustee. Temporary Debt Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Debt Security shall be executed by the Company and be authenticated by the Appropriate Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Debt Securities.

If temporary Debt Securities of any series are issued, the Company will cause definitive Debt Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Debt Securities of such series, the temporary Debt Securities of such series shall be exchangeable for definitive Debt Securities of such series upon surrender of the temporary Debt Securities of such series at the office or agency of the Company at a Place of Payment for such series, without charge to the Holder thereof, and upon surrender for cancellation of any one or more temporary Debt Securities of any series, the Company shall execute and the Appropriate Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Debt Securities of the same series of authorized denominations and of like tenor. Until so exchanged, temporary Debt Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Debt Securities of such series.

Upon any exchange of a portion of a temporary Global Security for a definitive Global Security or for the individual Debt Securities represented thereby pursuant to Section 2.07 or this Section 2.08, the temporary Global Security shall be endorsed by the Appropriate Trustee to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of such temporary Global Security shall be reduced for all purposes by the amount to be exchanged and endorsed.

Section 2.09 Mutilated, Destroyed, Lost or Stolen Debt Securities. If (a) any mutilated Debt Security is surrendered to the Appropriate Trustee at its corporate trust office or (b) the Company and the Appropriate Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Debt Security, and there is delivered to the Company and the Appropriate Trustee such security (or surety bond in the case of the Canadian Trustee) or indemnity as may be required by them to save each of them and any paying agent harmless, and neither the Company nor the Appropriate Trustee receives notice that such Debt Security has been acquired by a bona fide purchaser, then the Company shall execute and, upon a Company Order, the Appropriate Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Debt Security, a new Debt Security of the same series of like tenor, form, terms and principal amount, bearing a number not contemporaneously Outstanding. Upon the issuance of any substituted Debt Security pursuant to this Section 2.09, the Company may require the payment of a sum sufficient to cover any tax, fee, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Debt Security which has matured or is about to mature or which has been called for redemption shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substituted Debt Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Debt Security) if the applicant for such payment shall furnish the Company and the Appropriate Trustee with such security, surety bond or indemnity as either may require to save it harmless from all risk, however remote, and, in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Appropriate Trustee of the destruction, loss or theft of such Debt Security and of the ownership thereof.

Every substituted Debt Security of any series issued pursuant to the provisions of this Section 2.09 by virtue of the fact that any Debt Security is destroyed, lost or stolen shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debt Security shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debt Securities of that series duly issued hereunder. All Debt Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities, and shall preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.10 Cancellation of Surrendered Debt Securities. All Debt Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to the Company or to any paying agent or a Registrar or to a Trustee who is not the Appropriate Trustee, be delivered to the Appropriate Trustee for cancellation by it, or if surrendered to the Appropriate Trustee, shall be canceled by it, and no Debt Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. All canceled Debt Securities held by the Appropriate Trustee shall be destroyed (subject to the record retention requirements of the Exchange Act) and certification of their destruction delivered to the Company, unless otherwise directed. On request of the Company, the Appropriate Trustee shall deliver to the Company canceled Debt Securities held by such Trustee. If the Company shall acquire any of the Debt Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented thereby unless and until the same are delivered or surrendered to the Appropriate Trustee for cancellation. The Company may not issue new Debt Securities to replace Debt Securities it has redeemed, paid or delivered to the Appropriate Trustee for cancellation.

Section 2.11 Provisions of the Indenture and Debt Securities for the Sole Benefit of the Parties and the Holders. Nothing in this Indenture or in the Debt Securities, expressed or implied, shall give or be construed to give to any Person, other than the parties hereto, the Holders or any Registrar or paying agent, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all its covenants, conditions and provisions being for the sole benefit of the parties hereto, the Holders and any Registrar and paying agents.

Section 2.12 Payment of Interest; Interest Rights Preserved.

(a) Interest on any Debt Security that is payable and is punctually paid or duly provided for on any interest payment date shall be paid to the Person in whose name such Debt Security is registered at the close of business on the regular record date for such interest notwithstanding the cancellation of such Debt Security upon any transfer or exchange subsequent to the regular record date. Payment of interest on Debt Securities shall be made at the corporate trust office of the Appropriate Trustee (except as otherwise specified pursuant to Section 2.03), or at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Debt Security Register (or in the case of joint Holders, to such address of one of the joint Holders), unless such Holder otherwise directs, or, if provided pursuant to Section 2.03 and in accordance with arrangements satisfactory to the Trustees, at the option of the Holder by wire transfer to an account designated by the Holder.

(b) Subject to the foregoing provisions of this Section 2.12 and Section 2.17, each Debt Security of a particular series delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debt Security of the same series shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debt Security.

Section 2.13 Securities Denominated in Other Currencies.

(a) Except as otherwise specified pursuant to Section 2.03 for Debt Securities of any series, payment of the principal of, and premium, if any, and interest on, Debt Securities of such series denominated in any Currency will be made in such Currency.

(b) In the event any Other Currency or currencies or units of two or more Currencies in which any payment with respect to any series of Debt Securities may be made ceases to be a freely convertible Currency on Canadian currency markets, for any date thereafter on which payment of principal of, or premium, if any, or interest on, the Debt Securities of a series is due, the Company shall select the Currency of payment for use on such date, all as shall be provided in the Debt Securities of such series. In such event, the Company shall, as shall be provided in the Debt Securities of such series, notify the Trustees of the Currency which it has selected to constitute the funds necessary to meet the Company’s obligations on such payment date and of the amount of such Currency to be paid. Such amount shall be determined as provided in the Debt Securities of such series. The payment to the Trustees with respect to such payment date shall be made by the Company solely in the Currency so selected in accordance with the terms of the Debt Securities of such series.

Section 2.14 Wire Transfers. Notwithstanding any other provision to the contrary in this Indenture, the Company may make any payment of monies required to be deposited with the Trustees on account of principal of, or premium, if any, or interest on, the Debt Securities (whether pursuant to Stated Maturity, optional or mandatory redemption payments, interest payments or otherwise) by wire transfer in immediately available funds to an account designated by the Trustees on or before the date such moneys are to be paid to the Holders of the Debt Securities in accordance with the terms hereof. If payment is made through the Trustee, by 11:00 a.m. (Calgary time) at least one Business Day prior to the related interest payment date for a Debt Security or to the date of mailing the checks for the interest due on such interest payment date, whichever is earlier, the Company shall deliver sufficient funds to the Appropriate Trustee by electronic transfer or certified check or make such other arrangements for the provision of funds as may be agreeable between the Appropriate Trustee and the Company in order to effect such interest payment hereunder.

Section 2.15 Securities Issuable in the Form of a Global Security.

(a) If the Company shall establish pursuant to Sections 2.01 and 2.03 that the Debt Securities of a particular series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Appropriate Trustee or its agent shall, in accordance with Section 2.05, authenticate and deliver, such Global Security or Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Debt Securities of such series to be represented by such Global Security or Securities, or such portion thereof as the Company shall specify in an Officers’ Certificate, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or its nominee, (iii) shall be delivered by the Appropriate Trustee or its respective agent to the Depositary or pursuant to the Depositary’s instruction and (iv) shall bear a legend substantially to the following effect: ‘UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE [NAME OF DEPOSITARY], TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [NAME OF DEPOSITARY] OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [NAME OF DEPOSITARY] (AND ANY PAYMENT IS MADE TO [NAME OF DEPOSITARY], OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [NAME OF DEPOSITARY]) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [NAME OF DEPOSITARY], HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF [NAME OF DEPOSITARY] OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF’, or such other legend as may then be required by the Depositary for such Global Security or Securities.

(b) Notwithstanding any other provision of this Section 2.15 or of Section 2.07 to the contrary, and subject to the provisions of paragraph (c) below, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for definitive Debt Securities in registered form, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 2.07, only by the Depositary to a nominee of the Depositary for such Global Security, or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or a nominee of the Depositary to a successor Depositary for such Global Security selected or approved by the Company, or to a nominee of such successor Depositary.

(c) (i) If at any time the Depositary for a Global Security or Securities notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or Securities or if at any time the Depositary for the Debt Securities for such series shall no longer be eligible or in good standing under the Exchange Act or other applicable statute, rule or regulation, the Company shall appoint a successor Depositary with respect to such Global Security or Securities. If a successor Depositary for such Global Security or Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute, and the Appropriate Trustee or its respective agent, upon receipt of a Company Order for the authentication and delivery of such individual Debt Securities of such series in exchange for such Global Security, will authenticate and deliver, individual Debt Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security or Securities.

(ii) The Company may at any time and in its sole discretion determine that the Debt Securities of any series or portion thereof issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Appropriate Trustee, upon receipt of a Company Order for the authentication and delivery of individual Debt Securities of such series in exchange in whole or in part for such Global Security, will authenticate and deliver individual Debt Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such series or portion thereof in exchange for such Global Security or Securities.

(iii) If specified by the Company pursuant to Sections 2.01 and 2.03 with respect to Debt Securities issued or issuable in the form of a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for individual Debt Securities of such series of like tenor and terms in definitive form on such terms as are acceptable to the Company, the Appropriate Trustee and such Depositary. Thereupon the Company shall execute, and the Appropriate Trustee or its respective agents upon receipt of a Company Order for the authentication and delivery of definitive Debt Securities of such series shall authenticate and deliver, without service charge, (A) to each Person specified by such Depositary a new Debt Security or Securities of the same series of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and (B) to such Depositary a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Debt Securities delivered to Holders thereof.

(iv) In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Appropriate Trustee or its respective agent will authenticate and deliver individual Debt Securities. Upon the exchange of the entire principal amount of a Global Security for individual Debt Securities, such Global Security shall be canceled by the Appropriate Trustee or its respective agents. Except as provided in the preceding paragraph, Debt Securities issued in exchange for a Global Security pursuant to this Section 2.15 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Appropriate Trustee or the Registrar. The Appropriate Trustee or the Registrar shall deliver such Debt Securities to the Persons in whose names such Debt Securities are so registered.

(v) Payments in respect of the principal of and interest on any Debt Securities registered in the name of the Depositary or its nominee will be payable to the Depositary or such nominee in its capacity as the registered owner of such Global Security. The Company and the Trustees may treat the Person in whose name the Debt Securities, including the Global Security, are registered as the owner thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. None of the Company, the Trustees, any Registrar, the paying agent or any agent of the Company or the Trustees will have any responsibility or liability for (A) any aspect of the records relating to or payments made on account of the beneficial ownership interests of the Global Security by the Depositary or its nominee or any of the Depositary’s direct or indirect participants, or for maintaining, supervising or reviewing any records of the Depositary, its nominee or any of its direct or indirect participants relating to the beneficial ownership interests of the Global Security, (B) the payments to the beneficial owners of the Global Security of amounts paid to the Depositary or its nominee, or (C) any other matter relating to the actions and practices of the Depositary, its nominee or any of its direct or indirect participants. None of the Company, the Trustees or any such agent will be liable for any delay by the Depositary, its nominee, or any of its direct or indirect participants in identifying the beneficial owners of the Debt Securities, and the Company and the Trustees may conclusively rely on, and will be protected in relying on, instructions from the Depositary or its nominee for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Debt Securities to be issued).

Section 2.16 Debt Securities to be Issued Periodically. Notwithstanding any contrary provision herein, if all Debt Securities of a series are not to be originally issued at one time, it shall not be necessary for the Company to deliver to the Trustees an Officers’ Certificate, resolutions of the Board of Directors, supplemental Indenture, Opinion of Counsel or written order or any other document otherwise required pursuant to Section 2.01, 2.03, 2.05 or 13.05 at or prior to the time of authentication of each Debt Security of such series if such documents are delivered to the Trustees or its respective agent at or prior to the authentication upon original issuance of the first such Debt Security of such series to be issued; provided, that any subsequent request by the Company to the Trustees to authenticate Debt Securities of only such series upon original issuance shall include a representation and warranty by the Company that, as of the date of such request, the statements made in the Officers’ Certificate for only such series delivered pursuant to Section 2.05 or 13.05 are true and correct as if made on such date and that the Opinion of Counsel delivered at or prior to such time of authentication of an original issuance of Debt Securities shall specifically state that it shall relate to all subsequent issuances of Debt Securities of only such series that are identical to the Debt Securities issued in the first issuance of Debt Securities of only such series.

A Company Order, delivered by the Company to the Trustees in the circumstances set forth in the preceding paragraph, may provide that Debt Securities which are the subject thereof will be authenticated and delivered by the Trustees or their respective agents on original issue from time to time upon the written order of Persons designated in such written order and that such Persons are authorized to determine, consistent with the Officers’ Certificate, supplemental Indenture or resolution of the Board of Directors relating to such written order, such terms and conditions of such Debt Securities as are specified in such Officers’ Certificate, supplemental Indenture or such resolution.

Section 2.17 Defaulted Interest.

(a) Any interest on any Debt Security of a particular series which is payable, but is not punctually paid or duly provided for, on the dates and in the manner provided in the Debt Securities of such series and in this Indenture (herein called “Defaulted Interest”) shall, if such Debt Security is a Debt Security, forthwith cease to be payable to the Holder thereof on the relevant record date by virtue of having been such Holder, and such Defaulted Interest (plus interest on such Defaulted Interest to the extent lawful) may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debt Securities of such series are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall promptly notify the Trustees in writing of the amount of Defaulted Interest proposed to be paid on each such Debt Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustees an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustees for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustees shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustees of the notice of the proposed payment. The Trustees shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage pre-paid, to each Holder thereof at its address as it appears in the Security Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Debt Securities of such series are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii).

(ii) The Company may make payment of any Defaulted Interest on the Debt Securities of such series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities of such series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustees of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustees.

Section 2.18 Judgments. The obligation, if any, of the Company to pay the principal of, and premium, if any, and interest on, the Debt Securities of any series in Other Currency or Dollars (the “Designated Currency”) as may be specified pursuant to Section 2.03 is of the essence and the Company agrees that, (a) to the fullest extent possible under applicable law, judgments in respect of Debt Securities of such series shall be given in the Designated Currency; (b) the obligation of the Company to make payments in the Designated Currency of the principal of, and premium, if any, and interest on, such Debt Securities shall, notwithstanding any payment in any other Currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the Designated Currency that the Holder receiving such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other Currency (after any premium and cost of exchange) on the Business Day in the country of issue of the Designated Currency or in the international banking community (in the case of a composite currency) immediately following the day on which such Holder receives such payment; (c) if the amount in the Designated Currency that may be so purchased for any reason falls short of the amount originally due, the Company shall pay such additional amounts as may be necessary to compensate for such shortfall; and (d) any obligation of the Company not discharged by such payment shall be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

Section 2.19 CUSIP Numbers. The Company, in issuing the Debt Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustees shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the accuracy of such numbers either as printed on the Debt Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debt Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustees of any change in the “CUSIP” numbers.

ARTICLE III

REDEMPTION OF DEBT SECURITIES

Section 3.01 Applicability of Article. The provisions of this Article shall be applicable to the Debt Securities of any series which are redeemable before their Stated Maturity except as otherwise specified as contemplated by Section 2.03 for Debt Securities of such series.

Section 3.02 Notices to Trustee. If the Company elects to redeem Debt Securities in accordance with their terms, it must furnish to the Trustees, at least three Business Days before notice of redemption is required to be mailed or sent to Holders pursuant to Section 3.04 hereof (unless a shorter time shall be agreed to by the Trustees) an Officers’ Certificate setting forth:

(a) the clause of this Indenture pursuant to which the redemption shall occur;

(b) the redemption date;

(c) the details of any conditions to redemption;

(d) the principal amount of Debt Securities to be redeemed; and

(e) the redemption price or the method by which it is to be determined.

Section 3.03 Selection of Debt Securities to be Redeemed. If less than all of the Debt Securities of like tenor and terms of a series are to be redeemed (other than pursuant to mandatory sinking fund redemptions) at any time, unless otherwise permitted by the terms of a resolution of the Board of Directors and set forth in an Officers’ Certificate, or any supplement to the Indenture in respect of such Debt Securities or required by law or applicable stock exchange or Depositary requirements, the Trustees will select, on a pro rata basis (or, in the case of Global Securities, based on the method as the Depositary or its nominee or successor may require or, where such nominee or successor is a Trustee, a method that most nearly approximates pro rata selection unless otherwise required by law), by lot or by such other method as in its sole discretion it shall deem appropriate and fair, the Debt Securities of that series or portions thereof (in multiples of $1,000) to be redeemed. The Trustees shall promptly notify the Company in writing of the Debt Securities selected for redemption and, in the case of any Debt Securities selected for partial redemption, the principal amount thereof to be redeemed.

In the event of partial redemption, the particular Debt Securities to be redeemed will be selected, unless otherwise provided herein, not less than 15 nor more than 60 days prior to the redemption date by the Trustees from the outstanding Debt Securities not previously called for redemption.

Provisions of this Indenture that apply to Debt Securities called for redemption also apply to portions of Debt Securities called for redemption.

Section 3.04 Notice of Redemption. At least 10 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail (or, in the case of Global Securities, pursuant to the applicable procedures of the Depositary), a notice of redemption to each Holder whose Debt Securities are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Debt Securities or a satisfaction and discharge of this Indenture pursuant to Article XII hereof.

The notice will identify the Debt Securities (including CUSIP numbers) to be redeemed and will state:

(a) the redemption date;

(b) the redemption price (or the method by which it will be determined);

(c) if any Debt Securities are being redeemed in part, the portion of the principal amount of such Debt Securities to be redeemed and that, after the redemption date upon surrender of such Debt Securities, a new Debt Security or Securities in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Debt Security;

(d) the name and address of the paying agent;

(e) that Debt Securities called for redemption must be surrendered to the paying agent to collect the redemption price;

(f) that, unless the Company defaults in making such redemption payment, or a condition precedent with respect to such redemption has not been satisfied or waived, interest on the Debt Securities called for redemption ceases to accrue on and after the redemption date;

(g) the paragraph of the Debt Securities and/or Section of this Indenture or any supplemental Indenture pursuant to which the Debt Securities called for redemption are being redeemed;

(h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Debt Securities; and

(i) if such redemption is subject to satisfaction of one or more conditions precedent, (i) a description of such condition or conditions precedent and (ii) that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived (provided, that in no event shall such date of redemption be delayed to a date later than 60 days after the date on which such notice was sent), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date as so delayed.

At the Company’s request, the Trustees will give the notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company has delivered to the Trustees an Officers’ Certificate in accordance with Section 3.02.

Section 3.05 Effect of Notice of Redemption. Once notice of redemption is sent in accordance with Section 3.04 hereof, the Debt Securities called for redemption become due and payable on the date fixed for redemption, unless the redemption is subject to a condition precedent that is not satisfied or waived. The Company shall provide written notice of the satisfaction or waiver of such conditions, the delay of such date of redemption or the rescission of such notice of redemption to the Trustees prior to the close of business one Business Day prior to the date of redemption, and the Trustees shall provide such notice to each Holder in the same manner in which the notice of redemption was given. Upon receipt of such notice of the delay of such date of redemption or the rescission of such notice of redemption, such date of redemption shall be automatically delayed or such notice of redemption shall be automatically rescinded, as applicable, and the redemption of the Debt Securities shall be automatically delayed or rescinded and cancelled, as applicable, as provided in such notice.

Section 3.06 Payment of Debt Securities Called for Redemption. If notice of redemption has been given as provided in Section 3.04, the Debt Securities or portions of Debt Securities of the series with respect to which such notice has been given shall become due and payable on the date and at the Place or Places of Payment stated in such notice at the applicable redemption price, together with any interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Debt Securities at the applicable redemption price, together with any interest accrued to said date) any interest on the Debt Securities or portions of Debt Securities of any series so called for redemption shall cease to accrue, and any original issue discount in the case of Original Issue Discount Securities shall cease to accrue. On presentation and surrender of such Debt Securities at the Place or Places of Payment in said notice specified, the said Debt Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with any interest accrued thereon to the date fixed for redemption.

Any Debt Security that is to be redeemed only in part shall be surrendered at the corporate trust office or such other office or agency of the Company as is specified pursuant to Section 2.03 with, if the Company, the Registrar or the Trustees so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Registrar and the Trustees duly executed by, the Holder thereof or its attorney duly authorized in writing, and the Company shall execute, and the Trustees shall authenticate and deliver to the Holder of such Debt Security without service charge, a new Debt Security or Debt Securities of the same series, of like tenor and form, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debt Security so surrendered; except that if a Global Security is so surrendered, the Company shall execute, and the Trustees shall authenticate and deliver to the Depositary for such Global Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered. In the case of a Debt Security providing appropriate space for such notation, at the option of the Holder thereof, the Trustees, in lieu of delivering a new Debt Security or Debt Securities as aforesaid, may make a notation on such Debt Security of the payment of the redeemed portion thereof.

Section 3.07 Mandatory and Optional Sinking Funds. The minimum amount of any sinking fund payment provided for by the terms of Debt Securities of any series, resolution of the Board of Directors or a supplemental Indenture is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Debt Securities of any series, resolution of the Board of Directors or a supplemental Indenture is herein referred to as an “optional sinking fund payment.”

If provided for by the terms of Debt Securities of any series, in lieu of making all or any part of any mandatory sinking fund payment with respect to any Debt Securities of a series in cash, the Company may at its option (a) deliver to the Trustees the Debt Securities of that series theretofore purchased or otherwise acquired by the Company or (b) receive credit for the principal amount of Debt Securities of that series which have been redeemed either at the election of the Company pursuant to the terms of such Debt Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Debt Securities, resolution or supplemental Indenture; provided, that such Debt Securities have not been previously so credited. If provided for by the terms of Debt Securities of any series, such Debt Securities shall be received and credited for such purpose by the Trustees at the redemption price specified in such Debt Securities, resolution or supplemental Indenture for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

Section 3.08 Redemption of Debt Securities for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for any series of Debt Securities, the Company will deliver to the Trustees an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, any resolution or supplemental Indenture, the portion thereof, if any, which is to be satisfied by payment of cash in the Currency in which the Debt Securities of such series are denominated (except as provided pursuant to Section 2.03) and the portion thereof, if any, which is to be satisfied by delivering and crediting Debt Securities of that series pursuant to Section 3.07 (which Debt Securities, if not previously redeemed, will accompany such certificate) and whether the Company intends to exercise its right to make any permitted optional sinking fund payment with respect to such series. Such certificate shall also state that no Event of Default has occurred and is continuing with respect to such series. Such certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Company to deliver such certificate (or to deliver the Debt Securities specified in this paragraph) shall not constitute a Default, but such failure shall require that the sinking fund payment due on the next succeeding sinking fund payment date for that series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of such Debt Securities subject to a mandatory sinking fund payment without the option to deliver or credit Debt Securities as provided in this Section 3.08 and without the right to make any optional sinking fund payment, if any, with respect to such series.

Any sinking fund payment or payments (mandatory or optional) made in cash plus any unused balance of any preceding sinking fund payments made in cash which shall equal or exceed $100,000 (or a lesser sum if the Company shall so request) with respect to the Debt Securities of any particular series shall be applied by the Trustees on the sinking fund payment date on which such payment is made (or, if such payment is made before a sinking fund payment date, on the sinking fund payment date following the date of such payment) to the redemption of such Debt Securities at the Redemption Price specified in such Debt Securities, resolution or supplemental Indenture for operation of the sinking fund together with any accrued interest to the date fixed for redemption. Any sinking fund moneys not so applied or allocated by the Trustees to the redemption of Debt Securities shall be added to the next cash sinking fund payment received by the Trustees for such series and, together with such payment, shall be applied in accordance with the provisions of this Section 3.08. Any and all sinking fund moneys with respect to the Debt Securities of any particular series held by the Trustees on the last sinking fund payment date with respect to Debt Securities of such series and not held for the payment or redemption of particular Debt Securities shall be applied by the Trustees, together with other moneys, if necessary, to be deposited sufficient for the purpose, to the payment of the principal of the Debt Securities of that series at its Stated Maturity.

The Trustees or Depositary shall select the Debt Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.03 and the Company shall cause notice of the redemption thereof to be given in the manner provided in Section 3.04 except that the notice of redemption shall also state that the Debt Securities are being redeemed by operation of the sinking fund. Such notice having been duly given, the redemption of such Debt Securities shall be made upon the terms and in the manner stated in this Section 3.08.

At least one Business Day before each sinking fund payment date, the Company shall pay to the Trustees (or, if the Company is acting as its own paying agent, the Company shall segregate and hold in trust) in cash a sum in the Currency in which the Debt Securities of such series are denominated (except as provided pursuant to Section 2.03) equal to any interest accrued to the date fixed for redemption of Debt Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section 3.08.

The Trustees shall not redeem any Debt Securities of a series with sinking fund moneys or mail any notice of redemption of such Debt Securities by operation of the sinking fund for such series during the continuance of a Default in payment of interest on such Debt Securities or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) with respect to such Debt Securities, except that if the notice of redemption of any such Debt Securities shall theretofore have been mailed in accordance with the provisions hereof, the Trustees shall redeem such Debt Securities if cash sufficient for that purpose shall be deposited with the Trustees for that purpose in accordance with the terms of this Article III. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such Default or Event of Default shall occur and any moneys thereafter paid into such sinking fund shall, during the continuance of such Default or Event of Default, be held as security for the payment of such Debt Securities; provided, however, that in case such Event of Default or Default shall have been cured or waived as provided herein, such moneys shall thereafter be applied on the next sinking fund payment date for such Debt Securities on which such moneys may be applied pursuant to the provisions of this Section 3.08.

ARTICLE IV

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01 Payment of Principal of, and Premium, If Any, and Interest on, Debt Securities. The Company, for the benefit of each series of Debt Securities, will duly and punctually pay or cause to be paid the principal of, and premium, if any, and interest on, each of the Debt Securities at the place, at the respective times and in the manner provided herein and in the Debt Securities. Each installment of interest on the Debt Securities may at the Company’s option be paid by wire transfer or by mailing checks for such interest payable to the Person entitled thereto pursuant to Section 2.07(a) to the address of such Person as it appears on the Debt Security Register.

Except as otherwise provided in this Indenture, the supplemental Indenture or a resolution of the Board of Directors and set forth in an Officers’ Certificate, principal of and premium and interest on Debt Securities of any series shall be considered paid on the date due if on such date as of 11:00 a.m. (New York City time) the Appropriate Trustee or any paying agent holds in accordance with this Indenture money sufficient to pay in the Currency in which the Debt Securities of such series are denominated (except as provided pursuant to Section 2.03) all principal, premium and interest then due and, in the case of Debt Securities subordinated pursuant to the terms of such Debt Securities, resolution of the Board of Directors or supplemental Indenture, the Appropriate Trustee or such paying agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture. The paying agent, if one is appointed, shall confirm in writing to the Appropriate Trustee upon payment having been made to Holders.

The Company shall pay interest on overdue principal or premium, if any, at the rate specified therefor in the Debt Securities and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 4.02 Maintenance of Offices or Agencies for Registration of Transfer, Exchange and Payment of Debt Securities. The Company will maintain in each Place of Payment for any series of Debt Securities an office or agency where Debt Securities of such series may be presented or surrendered for payment, where Debt Securities of such series may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Debt Securities of such series and this Indenture may be served. The Company will give prompt written notice to the Trustees of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustees with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the Trustees, and the Company hereby appoints the Trustees as its agent to receive all presentations, surrenders, notices and demands.

The Company may also from time to time designate different or additional offices or agencies to be maintained for such purposes (in or outside of such Place of Payment), and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations described in the preceding paragraph. The Company will give prompt written notice to the Trustees of any such additional designation or rescission of designation and any change in the location of any such different or additional office or agency.

Section 4.03 Appointment to Fill a Vacancy in the Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of a Trustee, will appoint, in the manner provided in Section 7.08, a Trustee, so that, except as otherwise set forth herein, there shall at all times be a Canadian Trustee and a U.S. Trustee hereunder with respect to each series of Debt Securities.

Section 4.04 Duties of Paying Agents, etc.

(a) The Company shall cause each paying agent, if any, other than the Trustees, to execute and deliver to the Trustees an instrument in which such agent shall agree with the Trustees, subject to the provisions of this Section 4.04,

(i) that it will hold all sums held by it as such agent for the payment of the principal of, and premium, if any, or interest on, the Debt Securities of any series (whether such sums have been paid to it by the Company on the Debt Securities of such series) in trust for the benefit of the Holders of the Debt Securities of such series;

(ii) that it will give the Trustees notice of any failure by the Company to make any payment of the principal of, and premium, if any, or interest on, the Debt Securities of such series when the same shall be due and payable; and

(iii) that it will at any time during the continuance of an Event of Default, upon the written request of the Trustees, forthwith pay to the Trustees all sums so held by it as such agent.

(b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of, and premium, if any, or interest on, the Debt Securities of any series, set aside, segregate and hold in trust for the benefit of the Holders of the Debt Securities of such series a sum sufficient to pay such principal, premium, if any, or interest so becoming due. The Company will promptly notify the Trustees of any failure by the Company to take such action.

(c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustees all sums held in trust by it or any paying agent, as required by this Section 4.04, such sums to be held by the Trustees upon the same trusts as those upon which such sums were held by the Company or such paying agent.

(d) Whenever the Company shall have one or more paying agents with respect to any series of Debt Securities, it will, prior to each due date of the principal of, and premium, if any, or interest on, any Debt Securities of such series, deposit with any such paying agent a sum sufficient to pay the principal, premium or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless any such paying agent is the Trustee) the Company will promptly notify the Trustees of its action or failure so to act.

(e) Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to the provisions of Section 12.05.

(f) Any paying agent may make reasonable rules for its functions.

Section 4.05 Statement by Officers as to Default. The Company will deliver to the Trustees, on or before a date not more than 120 days after the end of each fiscal year of the Company (currently on a calendar year basis) ending after the date hereof, an Officers’ Certificate stating, as to each officer signing such certificate, that (a) in the course of that officer’s performance of the Person’s duties as an officer of the Company that Person would normally have knowledge of any Default, (b) whether or not to the best of the officer’s knowledge any Default occurred during such year and (c) if to the best of the officer’s knowledge the Company is in Default, specifying all such Defaults, their status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the Trust Indenture Act.

Section 4.06 Existence. Subject to Article XI, the Company will do or cause to be done all commercially reasonable things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 4.07 Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

ARTICLE V

HOLDERS’ LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01 Company to Furnish Trustees Information as to Names and Addresses of Holders; Preservation of Information. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustees with respect to the Debt Securities of each series:

(a) not more than 15 days after each record date with respect to the payment of interest, if any, and in any event at stated intervals of not more than six months, a list, in such form as the Trustees may reasonably require, of the names and addresses of the Holders as of such record date, and

(b) at such other times as the Trustees may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and contents as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that so long as the Trustees shall be the Registrar, such lists shall not be required to be furnished.

The Trustees shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders (i) contained in the most recent list furnished to it as provided in this Section 5.01 or (ii) received by it in the capacity of paying agent or Registrar (if so acting) hereunder.

The Trustees may destroy any list furnished to it as provided in this Section 5.01 upon receipt of a new list so furnished.

Section 5.02 Communications to Holders; Disclosure of Names and Addresses of Holders. Holders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or the Debt Securities. The Company, the Trustees, the Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act. Every Holder of Debt Securities, by receiving and holding the same, agrees with the Company and the Trustees that none of the Company or the Trustees or any of their agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 312 of the Trust Indenture Act or Section 84 of the ABCA, R.S.A. 2000, c. B-9, regardless of the source from which such information was derived, and that the Trustees shall not be held accountable by reason of mailing any material pursuant to a request made under the Section 312(b) of the Trust Indenture Act.

Section 5.03 Reports by Company to the Trustee.

(a) The Company covenants and agrees (i) to file with the Trustees and deliver to the Holders (in the manner and to the extent provided in this Section 5.03), within 15 days after the Company files the same with the SEC and the Canadian Securities Authorities, copies of the annual reports, financial statements and of the information, documents and other reports (or copies of such portions of any of the foregoing as said Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with said Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act and with the applicable rules and regulations of the Canadian Securities Authorities, provided, however, that such reporting shall be deemed to have been provided to the Trustees and the Holders once filed on the System for Electronic Document Analysis and Retrieval (SEDAR) (or any successor thereto) or on the Commission’s Electronic Data Gathering, Analysis and Retrieval system (EDGAR) (or any successor thereto); and (ii) to comply with the provisions of Section 314(a) of the Trust Indenture Act.

(b) The Company covenants and agrees to file with the Trustees, the Holders (in the manner and to the extent provided in Section 5.04) and the SEC and the Canadian Securities Authorities, in accordance with the rules and regulations prescribed from time to time by said rules and regulations, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

(c) Any and all Defaults or Events of Default arising from a failure to furnish in a timely manner any report required by this Section 5.03 shall be deemed cured (and the Company shall be deemed to be in compliance with this Section 5.03) upon filing or posting such report as contemplated by this Section 5.03 (but without regard to the date on which such report is so filed or posted); provided, that such cure shall not otherwise affect the rights of the Holders of Debt Securities of a Series under Article VI hereof if the principal of, premium, if any, and interest on, the Debt Securities of a series have been accelerated in accordance with the terms of this Indenture and such acceleration has not been rescinded or cancelled prior to such cure.

(d) Delivery of any reports, information and documents to the Trustee shall be for informational purposes only and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 5.04 Reports by U.S. Trustee. As promptly as practicable after each January 1 beginning with the January 1 following the date of this Indenture, and in any event prior to February 15 in each year, the U.S. Trustee shall send to each Holder a brief report dated as of January 1 that complies with Section 313(a) of the Trust Indenture Act. The Trustees also shall comply with Section 313(b) of the Trust Indenture Act.

Reports pursuant to this Section 5.04 shall be sent by the U.S. Trustee in accordance with Section 313(c), including:

(a) to all Holders, as the names and addresses of such Holders appear in the Debt Security Register; and

(b) except in the cases of reports under Section 313(b)(2) of the Trust Indenture Act, to each Holder of a Debt Security of any series whose name and address appear in the information preserved at the time by the Trustees in accordance with Section 5.02.

A copy of each report at the time that it is sent to Holders shall be filed with the SEC and each stock exchange (if any) on which the Debt Securities of any series are listed. The Company agrees to notify the Trustees whenever the Debt Securities of any series become listed on any stock exchange and of any delisting thereof.

ARTICLE VI

REMEDIES OF THE TRUSTEE AND HOLDERS IN EVENT OF DEFAULT

Section 6.01 Events of Default. If any one or more of the following shall have occurred and be continuing with respect to Debt Securities of any series (each of the following, an “Event of Default”):

(a) default in the payment of any installment of interest upon any Debt Securities of that series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(b) default in the payment of the principal of or premium, if any, on any Debt Securities of that series as and when the same shall become due and payable, whether at maturity, upon redemption, by declaration, upon required repurchase or otherwise, if applicable; or

(c) default in the payment of any sinking fund payment with respect to any Debt Securities of that series as and when the same shall become due and payable; or

(d) failure on the part of the Company to comply with Article XI; or

(e) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Debt Securities of that series, in any resolution of the Board of Directors authorizing the issuance of that series of Debt Securities, in this Indenture with respect to such series or in any supplemental Indenture with respect to such series (other than a covenant a default in the performance of which is elsewhere in this Section specifically dealt with), continuing for a period of 90 days after the date on which written notice specifying such failure and requiring the Company to remedy the same shall have been given, by registered or certified mail, to the Company by the Trustees or to the Company and the Trustees by the Holders of at least 25% in aggregate principal amount of the Debt Securities of that series at the time Outstanding; or

(f) the Company or any of its Significant Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the U.S. Federal Bankruptcy Code, the ABCA or any other federal, provincial, state or foreign bankruptcy, insolvency or analogous laws, (ii) consent to the institution of, or fail to controvert within the time and in the manner prescribed by law, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any such Significant Subsidiary or for a substantial part of its property, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) admit in writing its inability to pay its debts as they become due, (vii) take corporate action for the purpose of effecting any of the foregoing, (viii) if a resolution is passed for the winding-up or liquidation of the Company except in the course of carrying out or pursuant to a transaction in respect of which the conditions of Section 12.01 are duly observed and performed, or (ix) take any comparable action under any foreign laws relating to insolvency; or

(g) the entry of an order or decree by a court having competent jurisdiction for (i) relief in respect of the Company or any of its Significant Subsidiaries or a substantial part of any of their property under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the U.S. Federal Bankruptcy Code or any other federal, provincial, state or foreign bankruptcy, insolvency or analogous laws, (ii) the issuance of a sequestration order or the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any such Significant Subsidiary or for a substantial part of any of their property (except any decree or order appointing such official of any Significant Subsidiary pursuant to a plan under which the assets and operations of such Significant Subsidiary are transferred to or combined with another Subsidiary or Subsidiaries of the Company or to the Company), or (iii) the winding-up or liquidation of the Company or any such Significant Subsidiary (except any decree or order approving or ordering the winding up or liquidation of the affairs of a Significant Subsidiary pursuant to a plan under which the assets and operations of such Significant Subsidiary are transferred to or combined with another Subsidiary or Subsidiaries of the Company or to the Company); and such order or decree shall continue unstayed and in effect for 60 consecutive days; or any similar relief is granted under any foreign laws and the order or decree stays in effect for 60 consecutive days;

(h) any proceedings with respect to the Company or any Significant Subsidiary that are taken by the Company or any Significant Subsidiary with respect to a compromise or arrangement, with respect to creditors of the Company generally, under the ABCA; or

(i) any other Event of Default provided with respect to Debt Securities of that series;

then, and in each and every case that an Event of Default described in clause (a), (b), (c), (d), (e), (h) or (i) with respect to Debt Securities of that series at the time Outstanding occurs and is continuing, unless the principal of and interest on all the Debt Securities of that series shall have already become due and payable , either Trustee or the Holders of not less than 25% in aggregate principal amount of the Debt Securities of that series then Outstanding hereunder, by notice in writing to the Company (and to the Trustees if given by Holders), may declare the principal of, premium (if any) (or, if the Debt Securities of that series are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms of that series) and interest on all the Debt Securities of that series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Debt Securities appertaining thereto of that series contained to the contrary notwithstanding. If an Event of Default described in clause (f) or (g) occurs, then and in each and every such case, unless the principal of, premium (if any) and interest on all the Debt Securities shall have become due and payable, the principal of, premium (if any) (or, if any Debt Securities are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms thereto) and interest on all the Debt Securities then Outstanding hereunder shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustees or any Holders, anything in this Indenture or in the Debt Securities contained to the contrary notwithstanding.

The Holders of a majority in aggregate principal amount of the Debt Securities of a particular series by notice to the Trustees may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree already rendered and if all existing Events of Default have been cured or waived except nonpayment of principal, premium (if any) or interest that has become due solely because of acceleration. Upon any such rescission, the parties hereto shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the parties hereto shall continue as though no such proceeding had been taken.

Subject to Section 7.01, the Trustees, so long as they have not become bound to declare the principal and interest on the Debt Securities then outstanding to be due and payable, or to obtain or enforce payment of the same, shall have power to waive any Event of Default if, in the Trustees’ opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofore made by the Trustees in the exercise of their its discretion, upon such terms and conditions as the Trustees may deem advisable.

No such act or omission either of the Trustees or of the Holders shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights resulting therefrom.

In case the Trustees or any Holder shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustees or such Holder, then and in every such case the parties hereto shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the parties hereto shall continue as though no such proceeding had been taken.

The foregoing Events of Default shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Section 6.02 Collection of Indebtedness by Trustees, etc. If an Event of Default occurs and is continuing, each Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid or enforce the performance of any provision of the Debt Securities of the affected series or this Indenture, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company upon the Debt Securities appertaining thereto, of such series (and collect in the manner provided by law out of the property of the Company upon the Debt Securities of such series wherever situated the moneys adjudged or decreed to be payable).

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company upon the Debt Securities of any series under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the U.S. Federal Bankruptcy Code, ABCA or any other federal, provincial, state or foreign bankruptcy, insolvency or analogous laws, or the issuance of a sequestration order or the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or in receipt of any substantial part of the property of the Company, or in case of any other similar judicial proceedings relative to the Company upon the Debt Securities of any series, its creditors or its property, the Trustees, irrespective of whether the principal of Debt Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustees shall have made any demand pursuant to the provisions of this Section 6.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest (or, if the Debt Securities of such series are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid in respect of the Debt Securities of such series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustees (including any claim for reasonable compensation to the Trustees, its respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities Incurred, and all advances made, by the Trustees except as a result of its negligence or bad faith) and of the Holders thereof allowed in any such judicial proceedings relative to the Company, its creditors or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of such Holders and of the Trustees on their behalf, and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of such Holders to make payments to the Trustees, and, in the event that the Trustees shall consent to the making of payments directly to such Holders, to pay to the Trustees such amount as shall be sufficient to cover reasonable compensation to the Trustees, their agents, attorneys and counsel, and all other reasonable expenses and liabilities Incurred, and all advances made, by the Trustees except as a result of its negligence or bad faith.

All rights of action and of asserting claims under this Indenture, or under any of the Debt Securities appertaining thereto, of any series, may be enforced by the Trustees without the possession of any such Debt Securities, or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustees shall be brought in its own name as trustee of an express trust, and any recovery of judgment (except for any amounts payable to the Trustees pursuant to Section 7.06) shall be for the ratable benefit of the Holders of all the Debt Securities in respect of which such action was taken.

In case of an Event of Default hereunder the Trustees may in their discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustees shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustees by this Indenture or by law.

Section 6.03 Application of Moneys Collected by Trustees. Any moneys or other property collected by the Trustees pursuant to Section 6.02 with respect to Debt Securities of any series shall be applied, if applicable, in the order following, at the date or dates fixed by the Trustees for the distribution of such moneys or other property, upon presentation of the several Debt Securities of such series in respect of which moneys or other property have been collected, and the notation thereon of the payment, if only partially paid, and upon surrender thereof if fully paid:

FIRST: To the payment of all money due the Trustees pursuant to Section 7.06;

SECOND: In case the principal of the Outstanding Debt Securities in respect of which such moneys have been collected shall not have become due, to the payment of interest on the Debt Securities of such series in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustees) upon the overdue installments of interest at the rate or Yield to Maturity (in the case of Original Issue Discount Debt Securities) borne by the Debt Securities of such series, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Outstanding Debt Securities in respect of which such moneys have been collected shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Debt Securities of such series for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustees) upon overdue installments of interest at the rate or Yield to Maturity (in the case of Original Issue Discount Debt Securities) borne by the Debt Securities of such series; and, in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Debt Securities of such series, then to the payment of such principal and premium, if any, and interest, without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Debt Security of such series over any Debt Security of such series, ratably to the aggregate of such principal and premium, if any, and interest; and

FOURTH: The remainder, if any, shall be paid to the Company, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct,

The Trustees may fix a record date and payment date for any payment to Holders pursuant to this Section 6.03. At least 15 days before such record date, the Company shall mail to each Holder and the Trustees a notice that states the record date, the payment date and amount to be paid.

Section 6.04 Limitation on Suits by Holders. No Holder of any Debt Security of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any action, suit or proceeding at law or in equity or in bankruptcy or otherwise, upon or under or with respect to this Indenture, or for the appointment of a liquidator, receiver or trustee, or for a receiving order under the Bankruptcy and Insolvency Act (Canada), or to have the Company wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy hereunder, unless such Holder previously shall have given to the Trustees written notice of an Event of Default with respect to Debt Securities of that same series and of the continuance thereof and unless the Holders of not less than 25% in aggregate principal amount of the Outstanding Debt Securities of that series shall have made written request upon the Trustees to institute such action or proceedings in respect of such Event of Default in its own name as Trustees hereunder and shall have offered to the Trustees such indemnity as it may require against the costs, expenses and liabilities to be Incurred therein or thereby, and the Trustees, for 90 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Trustees pursuant to Section 6.06; it being understood and intended, and being expressly covenanted by the Holder of every Debt Security and the Trustees, that no one or more Holders shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any Holders, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all such Holders. For the protection and enforcement of the provisions of this Section 6.04, each and every Holder and the Trustees shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision in this Indenture, however, the right of any Holder of any Debt Security to receive payment of the principal of, and premium, if any, and (subject to Sections 2.12 and 2.17) interest on, such Debt Security, on or after the respective due dates expressed in such Debt Security, and to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.05 Remedies Cumulative; Delay or Omission in Exercise of Rights Not a Waiver of Default. All powers and remedies given by this Article VI to the Trustees or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustees or the Holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustees or of any Holder to exercise any right or power accruing upon any Default occurring and continuing as aforesaid, shall impair any such right or power, or shall be construed to be a waiver of any such Default or an acquiescence therein; and, subject to the provisions of Section 6.04, every power and remedy given by this Article VI or by law to the Trustees or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustees or by the Holders.

Section 6.06 Rights of Holders of Majority in Principal Amount of Debt Securities to Direct Trustees and to Waive Default. The Holders of a majority in aggregate principal amount of the Debt Securities of any series at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustees, or exercising any trust or power conferred on the Trustees, with respect to the Debt Securities of such series; provided, however, that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture, and that subject to the provisions of Section 7.01, the Trustees shall have the right to decline to follow any such direction if the Trustees being advised by counsel shall determine that the action so directed may not lawfully be taken, or if the Trustees shall by a responsible officer or officers determine that the action so directed would involve it in personal liability or would be unjustly prejudicial to Holders of Debt Securities of such series not taking part in such direction; and provided, further, however, that nothing in this Indenture contained shall impair the right of the Trustees to take any action deemed proper by the Trustees and which is not inconsistent with such direction by such Holders. Prior to the acceleration of the maturity of the Debt Securities of any series, as provided in Section 6.01, the Holders of a majority in aggregate principal amount of the Debt Securities of that series at the time Outstanding may on behalf of the Holders of all the Debt Securities of that series waive any past Default or Event of Default and its consequences for that series specified in Section 6.01 as modified by the resolutions of the Board of Directors and set forth in an Officers’ Certificate or the supplemental Indenture applicable to Debt Securities of that series, except (a) a Default in the payment of the principal of, and premium, if any, or interest on, any of the Debt Securities and (b) a Default in respect of a provision that under Section 10.02 cannot be amended without the consent of each Holder affected thereby. In case of any such waiver, such Default shall cease to exist, any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, and the Company, the Trustees and the Holders of the Debt Securities of that series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.07 Trustees to Give Notice of Defaults Known to It, but May Withhold Such Notice in Certain Circumstances. If a Default or Event of Default occurs and is continuing and is known to a Trustee, such Trustee must send to each Holder of the Debt Securities a notice of the Default or Event of Default within 30 days after it occurs and in accordance with Section 313(c) of the Trust Indenture Act, unless such Defaults shall have been cured or waived before the giving of such notice; provided, that, except in the case of Default in the payment of the principal of, or premium, if any, or interest on, any of the Debt Securities of such series or in the making of any sinking fund payment with respect to the Debt Securities of such series, a Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a committee of directors or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders thereof. The Trustee shall advise the Company in writing of such determination to withhold notice. The Trustee, however, may withhold from Holders of the Debt Securities a notice of any continuing Default or Event of Default if it determines that withholding such notice is in their interest, except a Default or Event of Default relating to the payment of principal of, premium, if any, on, or interest, if any, on, the Debt Securities.

A Trustee will not be deemed to have notice of any Default or Event of Default, except Events of Default under Section 6.01(a) or 6.01(b) hereof, unless a responsible officer of a Trustee has actual knowledge thereof or unless written notice of any event that is in fact such a default is received by the Trustee at the corporate trust office of the Trustee, and such notice references the Debt Securities and this Indenture.

Section 6.08 Requirement of an Undertaking To Pay Costs in Certain Suits under the Indenture or Against the Trustees. All parties to this Indenture agree, and each Holder of any Debt Security by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustees for any action taken or omitted by them as Trustees, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit in the manner and to the extent provided in the Trust Indenture Act, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.08 shall not apply to any suit instituted by the Trustees, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than ten percent in principal amount of the Outstanding Debt Securities of that series or to any suit instituted by any Holder for the enforcement of the payment of the principal of, or premium, if any, or interest on, any Debt Security on or after the due date for such payment expressed in such Debt Security.

ARTICLE VII

CONCERNING THE TRUSTEE

Section 7.01 Certain Duties and Responsibilities. The Trustees, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertake to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustees shall exercise such of the rights and powers vested in them by this Indenture, and use the same degree of care and skill in their exercise, as, for the U.S. Trustee, a prudent man, and for the Canadian trustee, a reasonably prudent trustee, would exercise or use under the circumstances in the conduct of his own affairs.

No provision of this Indenture shall be construed to relieve a Trustee from liability for its own negligent action, its own negligent failure to act, its own bad faith, or its own willful misconduct, except that:

(a) this subsection shall not be construed to limit the effect of the first paragraph of this Section 7.01;

(b) prior to the occurrence of an Event of Default with respect to the Debt Securities of a series and after the curing or waiving of all Events of Default with respect to such series which may have occurred:

(i) the duties and obligations of the Trustees with respect to Debt Securities of any series shall be determined solely by the express provisions of this Indenture, and the Trustees shall not be liable except for the performance of such duties and obligations with respect to such series as are specifically set forth in this Indenture, and no implied covenants or obligations with respect to such series shall be read into this Indenture against the Trustees; and

(ii) in the absence of bad faith on the part of a Trustee, the Trustees may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustees and conforming to the requirements of this Indenture, the Trust Indenture Act and Trust Indenture Legislation; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture; but the Trustees shall examine the evidence furnished to them pursuant to Section 5.03 to determine whether or not such evidence conforms to the requirement of this Indenture; provided, however, the Canadian Trustee shall not be required to determine whether the certificates or opinions presented to it conform to the Trust Indenture Act and the U.S. Trustee shall not be required to determine whether the certificates or opinions presented to it conform to Canadian Trust Indenture Legislation;

(iii) a Trustee shall not be liable for an error of judgment made in good faith by a responsible officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iv) a Trustee shall not be liable with respect to any action taken or omitted to be taken by it with respect to Debt Securities of any series in good faith in accordance with the direction of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of that series (or such lesser amount as is expressly provided in this Indenture or by a resolution of the Board of Directors and set forth in an Officers’ Certificate or supplemental Indenture with respect to the Debt Securities of that series) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to Debt Securities of such series.

None of the provisions of this Indenture shall require the Trustees to expend or risk their own funds or otherwise Incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section.

Section 7.02 Certain Rights of Trustees. Except as otherwise provided in Section 7.01:

(a) the Trustees may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document (whether in its original, facsimile or other electronic form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Order (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustees by a copy thereof certified by any authorized officer of the Company;

(c) the Trustees may consult with counsel, investment bankers, accountants or other professionals of its selection, and the advice of such counsel or any Opinion of Counsel, opinion of such investment bankers, accountants or other professionals shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel, opinion of such investment bankers, accountants or other professionals;

(d) the Trustees shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of Debt Securities of any series pursuant to the provisions of this Indenture, unless such Holders shall have offered, and, if requested, will provide to the Trustees security or indemnity against the costs, expenses and liabilities which may be Incurred therein or thereby, as is satisfactory to the Trustees;

(e) the Trustees shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(f) prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, the Trustees shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval or other paper or document, unless requested in writing to do so by the Holders of a majority in aggregate principal amount of the then Outstanding Debt Securities of a series (or such lesser amount as is expressly provided in this Indenture or by a resolution of the Board of Directors and set forth in an Officers’ Certificate or supplemental Indenture with respect to the Debt Securities of that series) affected by such matter; provided, however, that if the payment within a reasonable time to the Trustees of the costs, expenses or liabilities likely to be Incurred by it in the making of such investigation is not, in the opinion of the Trustees, reasonably assured to the Trustees by the security afforded to it by the terms of this Indenture, the Trustees may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Company or, if paid by the Trustees, shall be repaid by the Company upon demand;

(g) the Trustees may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustees shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder; and

(h) if any property other than cash shall at any time be subject to a Lien in favor of the Holders, the Trustees, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the supplemental instrument subjecting such property to such lien, shall be entitled to make advances for the purpose of preserving such property or of discharging tax Liens or other prior Liens or encumbrances thereon.

(i) None of the provisions of this Indenture shall require the Trustees to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(j) If at any time either Trustee is served with any arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process in respect of this Indenture, the Debt Securities, or any parts thereof, funds held by it (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions), it shall (i) forward a copy of such arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process to the Company and (ii) be authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if such Trustee complies with any such arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process, such Trustee shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, award, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(k) Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustees be liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustees have been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.03 Trustee Not Liable for Recitals in Indenture or in Debt Securities. The recitals contained herein, in the Debt Securities (except the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustees assume no responsibility for the correctness of the same. The Trustees make no representations as to the validity or sufficiency of this Indenture or of the Debt Securities of any series, except that each Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Debt Securities, as applicable, and perform its obligations hereunder, and that, for the U.S. Trustee, the statements made by it or to be made by it in a Statement of Eligibility and Qualification on Form T-1 or Form T-3 supplied to the Company are true and accurate. The Trustees shall not be accountable for the use or application by the Company of any of the Debt Securities or of the proceeds thereof. A U.S. Trustee that has resigned or was removed shall remain subject to Section 311(a) of the Trust Indenture Act to the extent provided therein.

Section 7.04 Trustees, Paying Agent or Registrar May Own Debt Securities. The Trustees or any paying agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Debt Securities and subject to the provisions of the Trust Indenture Act relating to conflicts of interest and preferential claims may otherwise deal with the Company with the same rights it would have if it were not Trustee, paying agent or Registrar.

Section 7.05 Moneys Received by Trustees to Be Held in Trust. Subject to the provisions of Section 12.05, all moneys received by the Trustees shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustees will not be liable for interest on any moneys received by them hereunder, except as the Trustees may agree in writing with the Company.

Section 7.06 Compensation and Reimbursement. The Company covenants and agrees to pay to the Trustees from time to time, and the Trustees shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and, except as otherwise expressly provided herein, the Company will pay or reimburse the Trustees upon its request for all reasonable costs, charges, expenses, disbursements and advances Incurred or made by the Trustees in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents, attorneys and counsel and of all Persons not regularly in its employ and with the execution of the trusts hereby created). The Company also covenants to indemnify the Trustees and any predecessor Trustees for, and to hold it harmless against, any and all loss, liability, claim, damage or expense Incurred without negligence, willful misconduct or bad faith on the part of the Trustees, arising out of or in connection with the acceptance or administration of this trust or trusts hereunder, including the reasonable costs and expenses of defending itself against any claim of liability (whether brought by the Company, any Holder or otherwise) in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Company under this Section 7.06 to compensate and indemnify the Trustees and to pay or reimburse the Trustees for costs, expenses, disbursements and advances (including the costs and expenses of enforcing the terms of this Indenture including the indemnification provided in this Section 7.06 and of defending itself against any claims) which shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or the resignation or removal of either Trustee. The Company and the Holders agree that such additional indebtedness shall be secured by a Lien prior to that of the Debt Securities upon all property and funds held or collected by the Trustees, as such, except funds held in trust for the payment of principal of, and premium, if any, or interest on, particular Debt Securities.

When the Trustees incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency, reorganization or other similar law.

Section 7.07 Right of Trustees to Rely on an Officers’ Certificate Where No Other Evidence Specifically Prescribed. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustees shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustees, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustees and such certificate, in the absence of negligence or bad faith on the part of the Trustees, shall be full warrant to the Trustees for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08 Separate Trustees; Replacement of Trustees. The Company may, but need not, further appoint a separate Trustee for any one or more series of Debt Securities. Any Trustee may resign with respect to one or more or all series of Debt Securities at any time by giving thirty (30) days written notice to the Company. The Holders of a majority in principal amount of the Debt Securities of a particular series may remove the Trustees for such series and only such series by so notifying such Trustees with thirty (30) days written notice and may appoint a successor Trustee. The Company shall remove a Trustee if:

(a) the Trustee fails to comply with Section 7.10;

(b) the Trustee is adjudged bankrupt or insolvent;

(c) a receiver or other public officer takes charge of the Trustee or its property; or

(d) the Trustee otherwise becomes incapable of acting.

If a Canadian Trustee under this Indenture is no longer required by Trust Indenture Legislation, then the Company by a Board Resolution may remove the Canadian Trustee and shall not be required to replace it, notwithstanding any other provision of this Indenture.

If either Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Debt Securities of a particular series and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of either Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. No resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of this Section 7.08. However, the Company shall not be required to appoint a successor Trustee to the Canadian Trustee if the Canadian Trustee resigns or is removed and a Canadian Trustee under this Indenture is no longer required under Trust Indenture Legislation.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of Debt Securities of each applicable series. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.06.

If a successor Trustee does not take office within 60 days after the retiring Trustee gives notice of resignation or is removed, the retiring Trustee or the Holders of 25% in principal amount of the Debt Securities of any applicable series may petition any court of competent jurisdiction for the appointment of a successor Trustee for the Debt Securities of such series.

If a Trustee fails to comply with Section 7.10, any Holder of Debt Securities of any applicable series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for the Debt Securities of such series.

Notwithstanding the replacement of the Trustees pursuant to this Section 7.08, the Company’s obligations under Section 7.06 shall continue for the benefit of a retiring Trustee.

In the case of the appointment hereunder of a separate or successor Trustee with respect to the Debt Securities of one or more series, the Company, any retiring Trustee and each successor or separate Trustee with respect to the Debt Securities of any applicable series shall execute and deliver an Indenture supplemental hereto (i) which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of any retiring Trustee with respect to the Debt Securities of any series as to which any such retiring Trustee is not retiring shall continue to be vested in such retiring Trustee and (ii) that shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental Indenture shall constitute such Trustees co-trustees of the same trust and that each such separate, retiring or successor Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

Section 7.09 Successor Trustees by Merger. If a Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to a Trustee shall succeed to the trusts created by this Indenture any of the Debt Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Debt Securities so authenticated; and in case at that time any of the Debt Securities shall not have been authenticated, any successor to the Trustee may authenticate such Debt Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Debt Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10 Eligibility; Disqualification. For so long as required by the Trust Indenture Act, there shall be a U.S. Trustee under this Indenture. The U.S. Trustee shall at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act. The U.S. Trustee shall have a combined capital and surplus of at least $10,000,000 as set forth in its most recent published annual report of condition. No obligor upon the Debt Securities of a particular series or Person directly or indirectly controlling, controlled by or under common control with such obligor shall serve as U.S. Trustee for the Debt Securities of such series. The U.S. Trustee shall comply with Section 310(b) of the Trust Indenture Act; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act this Indenture or any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.

For so long as required by Trust Indenture Legislation, there shall be a Canadian Trustee under this Indenture. The Canadian Trustee shall at all times be a resident or authorized to do business in the Province of Alberta and any other province in Canada where Holders may be resident from time to time. The Canadian Trustee represents and warrants that no material conflict of interest exists in the Canadian Trustee’s role as a fiduciary hereunder and agrees that in the event of a material conflict of interest arising hereafter it will, within 30 days after ascertaining that it has such material conflict of interest, either eliminate the same or resign its trust hereunder. If any such material conflict of interests exists or hereafter shall exist, the validity and enforceability of this Indenture shall not be affected in any manner whatsoever by reason thereof.

Section 7.11 Preferential Collection of Claims Against Company. The Trustees shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

Section 7.12 Compliance with Tax Laws. The Trustees hereby agree to comply with all Canadian and U.S. federal income tax information reporting and withholding requirements applicable to it with respect to payments of premium (if any) and interest on the Debt Securities, whether acting as Trustees, Registrar, paying agent or otherwise with respect to the Debt Securities.

Section 7.13 Trustee’s Application for Instructions From the Company. Any application by the Trustees for written instructions from the Company may, at the option of the Trustees, set forth in writing any action proposed to be taken or omitted by the Trustees under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustees shall not be liable to the Company for any action taken by, or omission of, the Trustees in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than ten Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustees shall have received written instructions in response to such application specifying the action to be taken or omitted.

Section 7.14 Privacy. The parties hereto acknowledge that Canadian federal and provincial legislation addressing the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Indenture. Despite any other provision of this Indenture, neither party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Company, prior to transferring, or causing to be transferred, personal information to any Canadian Trustee, shall obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have been previously given and can be relied on or are not required under Privacy Laws. The Canadian Trustee shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Canadian Trustee agrees to:

(i) have designated a chief privacy officer;

(ii) maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry;

(iii) use personal information solely for the purposes of providing its services under or ancillary to this Indenture and not to use it for any other purpose except with the consent and direction of the Company;

(iv) not sell or otherwise improperly disclose personal information to any third party; and

(v) use employee administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft or unauthorized access, use or modification.

It is expressly acknowledged and agreed that the Canadian Trustee may, in the course of providing services hereunder, collect or receive, use and disclose financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:

(i) to provide the services required under this Indenture and other services that may be requested from time to time;

(ii) to help the Canadian Trustee manage its servicing relationships with such individuals;

(iii) to meet the Canadian Trustee’s legal and regulatory requirements; and

(iv) if social insurance numbers are collected by the Canadian Trustee, to perform tax reporting and to assist in verification of an individual’s identity for security purposes.

Further, each party agrees that it shall not provide or cause to be provided to the Canadian Trustee any personal information relating to an individual who is not a party to this Indenture unless that party has assured itself that such individual understands and has consented to the aforementioned uses and disclosures. Notwithstanding anything to the contrary herein, the Company and the Canadian Trustees may, without liability, disclose information about the Holders of the Debt Securities pursuant to subpoena or other order issued by a court of competent jurisdiction or when otherwise required by applicable law.

Section 7.15 Joint Trustees. The rights, powers, duties and obligations conferred and imposed upon the Trustees are conferred and imposed upon and shall be exercised and performed by the Canadian Trustee and the U.S. Trustee individually, except to the extent the Trustees are required under Trust Indenture Legislation to perform such acts jointly, and neither Trustee shall be liable or responsible for the acts or omissions of the other Trustee. If the Canadian Trustee and the U.S. Trustee are unable to agree jointly to act or refrain from acting, the Appropriate Trustee shall make the decision in accordance with its applicable legislation. Unless the context implies or requires otherwise, any written notice, request, direction, certificate, instruction, opinion or other document (each such document, a “Writing”) delivered pursuant to any provision of this Indenture to any of the Canadian Trustee and the U.S. Trustee shall be deemed for all purposes of this Indenture as delivery of such Writing to the Trustee. Each such Trustee in receipt of such writing shall notify such other Trustee of its receipt of such Writing within two Business Days of such receipt; provided, however, that any failure of such Trustee in receipt of such Writing to so notify such other Trustee shall not be deemed as a deficiency in the delivery of such Writing to the Trustee.

Section 7.16 Anti-Money Laundering and Anti-Terrorism. In order to comply with applicable law, including those relating to the funding of terrorist activities and money laundering (for example, section 326 of the USA PATRIOT Act of the United States), the Trustees are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustees. Accordingly, the Company agrees to provide to the Trustees, upon its request from time to time such identifying information and documentation as may be available for the Company in order to enable the Trustees to comply with such applicable law. The Trustees shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Appropriate Trustee, in its sole judgment, acting reasonably, determines that such act might cause it to be in noncompliance with any applicable anti-money laundering or antiterrorist legislation, regulation or guideline. Further, should any Trustee, in its sole judgment, acting reasonably, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days’ prior written notice sent to the Company, provided, that (i) the Trustee’s written notice shall describe the circumstances of such non-compliance; and (ii) if such circumstances are rectified to the Trustee’s satisfaction within such 10-day period, then such resignation shall not be effective.

Section 7.17 Transfer of Funds to Trustees.

(a) Unless otherwise provided, payments to be made to the Holders of any Debt Securities with respect to the payment of principal, premium or interest (including as interest becomes due, upon redemptions or upon maturity), if any and as applicable, the Company, either directly or through one or more Trustees or any agents of the Trustees, shall send or forward by prepaid ordinary mail, electronic transfer of funds or such other means as may be agreed to by the Trustee, such payment to the order of the Holder. Such payments may also be made through a paying agent. If payment is made through the Trustee or a paying agent, by 11:00 a.m. (Calgary time) at least one Business Day prior to the related payment date or to the date of mailing the checks for such payment, whichever is earlier, the Company shall deliver sufficient funds to the Trustee or paying agent, including to a designated account established for such payment, by electronic transfer or certified check or make such other arrangements for the provision of funds as may be agreeable between the Trustee or paying agent and the Company in order to effect such payment hereunder. The Company shall also deposit with the Trustee or paying agent a sum of money sufficient to pay any charges or expenses which may be incurred by the Trustee or paying agent in connection with such payments, including any charges or expenses incurred upon a redemption of Debt Securities. Every such deposit shall be irrevocable.

So long as the Debt Securities or any portion thereof are issued in the form of a Global Security, then all such payments on such Global Security shall be made by 11:00 a.m. (Calgary time) at least one Business Day prior to the related payment date by electronic funds transfer made payable to the Depositary or its nominee for subsequent payment to the beneficial Holders of the applicable interests in that Global Security, unless the Company and the Depositary otherwise agree.

(b) Neither the Trustees nor paying agent, as applicable, shall have any obligation to disburse funds in respect of any Debt Securities pursuant to Section 7.17(a) unless it has received written confirmation satisfactory to it that the funds have been deposited with it in sufficient amount to pay in full all amounts due and payable with respect to such payment for such Debt Securities. The Trustee or paying agent, as applicable, shall, if it accepts any funds received by it in the form of uncertified checks, be entitled to delay the time for release of such funds until such uncertified checks shall be determined to have cleared the financial institution upon which the same are drawn. Notwithstanding Section 7.17(a), with respect to the Canadian Trustee (i) all payments in excess of $25,000,000 (or such other amount as determined from time to time by the Canadian Payments Association or any successor thereto) shall be made by the use of the Large Value Transfer System (LVTS) and (ii) in the event that payment must be made to the Depositary, the Company shall remit payment to the Trustee or paying agent by LVTS.

ARTICLE VIII

CONCERNING THE HOLDERS

Section 8.01 Evidence of Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Debt Securities of any or all series may take action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in Person or by agent or proxy appointed in writing, (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article IX, (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders or (d) in the case of Debt Securities evidenced by Global Securities, by an electronic transmission or other message, whether or not in written format, that complies with the applicable procedures of the Depositary.

Section 8.02 Proof of Execution of Instruments and of Holding of Debt Securities. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.02, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustees or in such manner as shall be satisfactory to the Trustees.

The ownership of Debt Securities of any series shall be proved by the Debt Security Register or by a certificate of the Registrar for such series.

The Trustees may require such additional proof of any matter referred to in this Section 8.02 as it shall deem necessary.

Section 8.03 Who May Be Deemed Owner of Debt Securities. Prior to due presentment for registration of transfer of any Debt Security, the Company, the Trustees, any paying agent and any Registrar may deem and treat the Person in whose name any Debt Security shall be registered upon the books of the Company as the absolute owner of such Debt Security (whether or not such Debt Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and premium, if any, and (subject to Section 2.12 and 2.17) interest on such Debt Security and for all other purposes, and neither the Company nor the Trustees nor any paying agent nor any Registrar shall be affected by any notice to the contrary; and all such payments so made to any such Holder for the time being, or upon its order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Debt Security.

None of the Company, the Trustees, any paying agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 8.04 Instruments Executed by Holders Bind Future Holders. At any time prior to (but not after) the evidencing to the Trustees, as provided in Section 8.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Debt Securities of any series specified in this Indenture in connection with such action, any Holder of a Debt Security which is shown by the evidence to be included in the Debt Securities the Holders of which have consented to such action may, by filing written notice with the Trustees at its corporate trust office and upon proof of holding as provided in Section 8.02 (or, in the case of Debt Securities evidenced by Global Securities, by complying with the applicable procedures of the Depositary), revoke such action so far as concerns such Debt Security. Except as aforesaid any such action taken by the Holder of any Debt Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Debt Security appertaining thereto, and of any Debt Security issued upon transfer thereof or in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Debt Security or such other Debt Securities. Any action taken by the Holders of the percentage in aggregate principal amount of the Debt Securities of any series specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustees and the Holders of all the Debt Securities of such series.

Section 8.05 Record Dates for Actions by Holders. If the Company shall solicit from the Holders of Debt Securities of any series any action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action), the Company may, at its option, by resolution of the Board of Directors, fix in advance a record date for the determination of Holders of Debt Securities entitled to take such action, but the Company shall have no obligation to do so. Any such record date shall be fixed at the Company’s discretion. If such a record date is fixed, such action may be sought or given before or after the record date, but only the Holders of Debt Securities of record at the close of business on such record date shall be deemed to be Holders of Debt Securities for the purpose of determining whether Holders of the requisite proportion of Debt Securities of such series Outstanding have authorized or agreed or consented to such action, and for that purpose the Debt Securities of such series Outstanding shall be computed as of such record date. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Debt Security and every subsequent Holder of the Debt Security or portion of the Debt Security that evidences the same debt as the consenting Holder’s Debt Security, even if notation of the consent is not made on any Debt Security. However, any such Holder or subsequent Holder may revoke the consent as to its Debt Security if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.

ARTICLE IX

MEETINGS OF HOLDERS

Section 9.01 Purposes for Which Meetings May Be Called. A meeting of Holders of Debt Securities of a series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Debt Securities of such series.

Section 9.02 Call, Notice and Place of Meetings.

(a) The Trustees may at any time call a meeting of Holders of Debt Securities of any series for any purpose specified in Section 9.01, to be held at such time and at such place in the City of Calgary, Alberta, or at such other place or by other format as may be approved or determined by the Trustees in consultation with the Company. The Trustees may make reasonable rules for action by or a meeting of Holders. Notice of every meeting of Holders of Debt Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided for in Section 13.03, not less than 21 days prior to the date fixed for the meeting.

(b) In case at any time the Company, pursuant to a resolution of the Board of Directors, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of any series shall have requested the Trustees to call a meeting of the Holders of Debt Securities of such series for any purpose specified in Section 9.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustees shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Debt Securities of such series in the amount above specified, as the case may be, may determine the time and the place in the City of Calgary, Alberta for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (a) of this Section 9.02.

Section 9.03 Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of Debt Securities of any series, a Person shall be (a) a Holder of one or more Outstanding Debt Securities of such series, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Debt Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Debt Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustees and their counsel, and any representatives of the Company and its counsel.

Section 9.04 Quorum; Action. The Persons entitled to vote a majority in principal amount of the Outstanding Debt Securities of a series shall constitute a quorum for a meeting of Holders of Debt Securities of such series; provided, however, that, if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Debt Securities of a series, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Debt Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Debt Securities of such series, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 9.02(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of any adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Debt Securities of such series which shall constitute a quorum.

Subject to the foregoing, at the reconvening of any meeting adjourned for lack of a quorum the Persons entitled to vote 25% in principal amount of the Outstanding Debt Securities at the time shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.

Except as limited by the proviso to Section 10.02 or applicable law, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of such series who have cast their votes; provided, however, that, except as limited by the proviso to Section 10.02 or applicable law, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of not less than such specified percentage in principal amount of the Outstanding Debt Securities of such series.

Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with this Section 9.04 shall be binding on all the Holders of Debt Securities of such series, whether or not present or represented at the meeting.

Notwithstanding the foregoing provisions of this Section 9.04, if any action is to be taken at a meeting of Holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Debt Securities affected thereby, or of the Holders of such series and one or more additional series:

(a) there shall be no minimum quorum requirement for such meeting; and

(b) the principal amount of the Outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Indenture.

Section 9.05 Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a) Notwithstanding any provisions of this Indenture, the Trustees may make such reasonable regulations as they may deem advisable for any meeting of Holders of Debt Securities of a series in regard to proof of the holding of Debt Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Debt Securities shall be proved in the manner specified in Section 8.02 and the appointment of any proxyholder shall be proved in the manner specified in Section 8.02.

(b) The Trustees shall, by an instrument in writing appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Debt Securities as provided in Section 9.02(b), in which case the Company or the Holders of Debt Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Debt Securities of such series represented at the meeting.

(c) At any meeting each Holder of a Debt Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of Outstanding Debt Securities of such series held or represented by him (determined as specified in the definition of “Outstanding” in Section 1.01); provided, however, that no vote shall be cast or counted at any meeting in respect of any Debt Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Debt Security of such series or a proxy.

(d) Any meeting of Holders of Debt Securities of any series duly called pursuant to Section 9.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Debt Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 9.06 Counting Votes and Recording Action of Meetings. Except as otherwise required by law, the vote upon any resolution submitted to any meeting of Holders of Debt Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Debt Securities of such series or of their representatives by proxy and the principal amounts and serial numbers, if any, of the Outstanding Debt Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Debt Securities of any series shall be prepared by the secretary of the meeting. There shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 9.02 and, if applicable, Section 9.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustees to be preserved by the Trustees, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE X

SUPPLEMENTAL INDENTURES

Section 10.01 Purposes for Which Supplemental Indenture May Be Entered into Without Consent of Holders. The Company, when authorized by a resolution of the Board of Directors, and the Trustees may from time to time and at any time, without the consent of Holders, enter into an Indenture or Indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof) for one or more of the following purposes:

(a) to evidence the succession pursuant to Article XI of another Person to the Company, or successive successions, and the assumption by the Successor Company (as defined in Section 10.01) of the covenants, agreements and obligations of the Company in this Indenture and in the Debt Securities;

(b) to surrender any right or power herein conferred upon the Company, to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the Holders of all or any series of Debt Securities appertaining thereto (and if such covenants are to be for the benefit of less than all series of Debt Securities, stating that such covenants are expressly being included solely for the benefit of such series) as the Board of Directors shall consider to be for the protection of the Holders of such Debt Securities, and to make the occurrence, or the occurrence and continuance, of a Default in any of such additional covenants, restrictions, conditions or provisions a Default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental Indenture may provide for a particular period of grace after Default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for an immediate enforcement upon such Default or may limit the remedies available to the Trustees upon such Default or may limit the right of the Holders of a majority in aggregate principal amount of any or all series of Debt Securities to waive such Default;

(c) to cure any ambiguity or omission or to correct or supplement any provision contained herein, in any supplemental Indenture or in any Debt Securities of any series that may be defective or inconsistent with any other provision contained herein, in any supplemental Indenture or in the Debt Securities of such series; or to make such other provisions in regard to matters or questions arising under this Indenture as shall not adversely affect the interests of any Holders of Debt Securities of any series;

(d) to modify or amend this Indenture in such a manner as to permit the qualification of this Indenture or any Indenture supplemental hereto under any applicable law of the United States, including the Trust Indenture Act, and Canada (or of any province or territory thereof to the extent they do not conflict with the applicable law of the United States heretofore or hereafter enacted), including the Trust Indenture Legislation, as then in effect, except that nothing herein contained shall permit or authorize the inclusion in any Indenture supplemental hereto of the provisions referred to in Section 316(a)(2) of the Trust Indenture Act;

(e) to add guarantees with respect to any or all of the Debt Securities or to secure any or all of the Debt Securities;

(f) to make any change that does not adversely affect the rights of any Holder;

(g) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Debt Securities; provided, however, that any such addition, change or elimination not otherwise permitted under this Section 10.01 shall (i) neither (A) apply to any Debt Security of any series created prior to the execution of such supplemental Indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Debt Security with respect to such provision or (ii) shall become effective only when there is no such Debt Security Outstanding;

(h) to evidence and provide for the acceptance of appointment hereunder by a successor or separate Trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

(i) to conform the text of this Indenture to any provision of the “Description of Debt Securities” section (or similar section) of the Company’s prospectus or any prospectus supplement with respect to the Debt Securities;

(j) to provide for the issuance of additional Debt Securities in accordance with the limitations set forth in this Indenture, if any;

(k) to establish the form or terms of Debt Securities of any series as permitted by Sections 2.01 and 2.03;

(l) to make any change that would provide any additional rights or benefits to the Holders of Debt Securities or that does not adversely affect the legal rights in any material respect under this Indenture of any Holder of Debt Securities, including to comply with requirements of the SEC or the Depositary; and

(m) to provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities (provided, that the uncertificated Debt Securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended).

The Trustees are hereby authorized to join with the Company in the execution of any such supplemental Indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustees shall not be obligated to enter into any such supplemental Indenture which affects their respective own rights, duties or immunities under this Indenture or otherwise.

Any supplemental Indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustees without the consent of the Holders of any of the Debt Securities appertaining thereto at the time Outstanding, notwithstanding any of the provisions of Section 10.02.

After an amendment under this Section 10.01 becomes effective, the Company shall mail (including by electronic transmission) to Holders of Debt Securities of each series affected thereby a notice briefly describing such amendment. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 10.01.

Section 10.02 Modification of Indenture with Consent of Holders of Debt Securities. Without notice to any Holder but with the consent (evidenced as provided in Section 8.01) of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected by such supplemental Indenture, the Company, when authorized by a resolution of the Board of Directors, and the Trustees may from time to time and at any time enter into an Indenture or Indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental Indenture or of modifying in any manner the rights of the Holders of the Debt Securities of such series; provided, that no such supplemental Indenture, without the consent of the Holders of each Debt Security so affected, shall (a) reduce the percentage in principal amount of Debt Securities of any series whose Holders must consent to an amendment; (b) reduce the rate of or extend the time for payment of interest on any Debt Security; (c) reduce the principal of or extend the Stated Maturity of any Debt Security; (d) reduce the premium payable upon the redemption of any Debt Security or change the time at which any Debt Security may or shall be redeemed in accordance with Article III; (e) make any Debt Security payable in Currency other than that stated in the Debt Security; (f) impair or affect the right of a Holder of Debt Securities to receive payment of principal of, and premium, if any, and interest on such Holder’s Debt Securities on or after the due dates therefor or impair or affect the right of a Holder of Debt Securities to institute suit for the enforcement of any such payment on or after such due dates; or (g) make any change in Section 6.06 or this Section 10.02.

A supplemental Indenture which changes or eliminates any covenant or other provision of this Indenture which has been expressly included solely for the benefit of one or more particular series of Debt Securities or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Debt Securities of any other series.

Upon the request of the Company, accompanied by a copy of a resolution of the Board of Directors authorizing the execution of any such supplemental Indenture, and upon the filing with the Trustees of evidence of the consent of Holders as aforesaid, the Trustees shall join with the Company in the execution of such supplemental Indenture unless such supplemental Indenture affects a Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case such Trustee may in its discretion but shall not be obligated to enter into such supplemental Indenture.

It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed supplemental Indenture, but it shall be sufficient if such consent shall approve the substance thereof.

After an amendment under this Section 10.02 becomes effective, the Company shall mail to Holders of Debt Securities of each series affected thereby a notice briefly describing such amendment. The failure to give such notice to all such Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 10.02.

Section 10.03 Effect of Supplemental Indentures. Upon the execution of any supplemental Indenture pursuant to the provisions of this Article X, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustees, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental Indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

The Trustees, subject to the provisions of Sections 7.01 and 7.02, may receive and shall be fully protected in relying on an Officers’ Certificate and an Opinion of Counsel (at the sole expense of the Company) as conclusive evidence that any such supplemental Indenture complies with the provisions of this Article X, is authorized and permitted by the terms of this Indenture, and that all conditions precedent to such supplemental Indenture have been satisfied. Each Trustee may, but shall not be obligated to, enter into any such supplemental Indenture or amended and restated Indenture that adversely affects such Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 10.04 Debt Securities May Bear Notation of Changes by Supplemental Indentures. Debt Securities of any series authenticated and delivered after the execution of any supplemental Indenture pursuant to the provisions of this Article X may, and shall if required by the Trustees, bear a notation in form approved by the Trustees as to any matter provided for in such supplemental Indenture. New Debt Securities of any series so modified as to conform, in the opinion of the Trustees and the Board of Directors, to any modification of this Indenture contained in any such supplemental Indenture may be prepared and executed by the Company, authenticated by the Appropriate Trustee and delivered in exchange for the Debt Securities of such series then Outstanding. Failure to make the appropriate notation or to issue a new Debt Security of such series shall not affect the validity of such amendment.

Section 10.05 Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Debt Securities appertaining thereto unless such consideration is offered to be paid to all Holders of the applicable series of Debt Securities that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE XI

CONSOLIDATION, AMALGAMATION, MERGER, SALE OR CONVEYANCE

Section 11.01 Consolidations, Amalgamations, and Mergers of the Company. The Company shall not consolidate with, amalgamate with or merge with or into any Person (including pursuant to a plan of arrangement), or convey, transfer or lease all or substantially all its assets, or permit any Person, whether in a single transaction or a series of related transactions, to consolidate with, amalgamate with or merge into or convey, transfer or lease substantially all its assets to the Company, unless: (a) either (i) the Company shall be the continuing Person in the case of a merger, amalgamation or (ii) the resulting, surviving or transferee Person if other than the Company (the “Successor Company”) shall be a Person organized and existing under the laws of Canada or any province thereof, or the United States, any state thereof or the District of Columbia, and the Successor Company shall expressly assume, by an Indenture supplemental hereto, executed and delivered to the Trustees, in form satisfactory to the Trustees, all the obligations of the Company under the Debt Securities according to their tenor, and this Indenture; (b) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary of the Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default would occur or be continuing; and (c) the Company shall have delivered to the Trustees an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental Indenture (if any) comply with this Indenture.

Section 11.02 Rights and Duties of Successor Company. In case of any consolidation, amalgamation, merger, or conveyance or transfer of the assets of the Company as an entirety or virtually as an entirety in accordance with Section 11.01, the Successor Company shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and the predecessor corporation shall be relieved of any further obligation under the Indenture and the Debt Securities, except that no such release will occur in the case of a lease of all or substantially all of the Company’s assets. The Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all the Debt Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustees; and, upon the order of the Successor Company, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Appropriate Trustee shall authenticate and shall deliver any Debt Securities appertaining thereto, which previously shall have been signed and delivered by the officers of the Company to the Appropriate Trustee for authentication, and any Debt Securities appertaining thereto, which the Successor Company thereafter shall cause to be signed and delivered to the Appropriate Trustee for that purpose. All the Debt Securities appertaining thereto so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debt Securities appertaining thereto theretofore or thereafter issued in accordance with the terms of this Indenture as though all such Debt Securities had been issued at the date of the execution hereof.

In case of any such consolidation, amalgamation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Debt Securities appertaining thereto thereafter to be issued as may be appropriate and as evidenced in a supplemental Indenture in accordance with Article XI.

ARTICLE XII

SATISFACTION AND DISCHARGE OF

INDENTURE; DEFEASANCE; UNCLAIMED MONEYS

Section 12.01 Applicability of Article. If, pursuant to Section 2.03, provision is made for the defeasance of Debt Securities of a series and if the Debt Securities of such series are denominated and payable only in Dollars (except as provided pursuant to Section 2.03), then the provisions of this Article XII relating to defeasance of Debt Securities shall be applicable except as otherwise specified pursuant to Section 2.03 for Debt Securities of such series. Defeasance provisions, if any, for Debt Securities denominated in Other Currency may be specified pursuant to Section 2.03.

Section 12.02 Satisfaction and Discharge of Indenture; Defeasance.

(a) If at any time (i) the Company shall have delivered to the Trustees for cancellation all Debt Securities of any series theretofore authenticated and delivered or (ii) all Debt Securities of such series not theretofore delivered to the Trustees for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustees for the giving of notice of redemption, and the Company shall deposit with the Trustees as trust funds the entire amount in the Currency in which such Debt Securities are denominated (except as otherwise provided pursuant to Section 2.03) sufficient to pay at maturity or upon redemption all Debt Securities of such series not theretofore delivered to the Trustees for cancellation, including principal and premium, if any, and interest due or to become due on such date of maturity or redemption date, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of such Debt Securities herein expressly provided for and rights to receive payments of principal of, and premium, if any, and interest on, such Debt Securities), and the Trustees, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture.

(b) Subject to Section 12.02(c), Section 12.03 and Section 12.07, the Company at any time may terminate, with respect to Debt Securities of a particular series, all its obligations under the Debt Securities of such series and this Indenture with respect to the Debt Securities of such series (“legal defeasance option”) or if specified pursuant to Section 2.03, its obligations under any covenant with respect to the Debt Securities of such series (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Debt Securities of the defeased series may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Debt Securities of the defeased series may not be accelerated because of an Event of Default specified pursuant to Section 2.03.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustees shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.07, 2.09, 4.02, 4.04, 5.01, 7.06, 7.10, 12.05, 12.06 and 12.07 shall survive until the Debt Securities of the defeased series have been paid in full. Thereafter, the Company’s obligations in Sections 7.06, 12.05 and 12.06 shall survive.

Section 12.03 Conditions of Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option with respect to Debt Securities of a particular series only if:

(a) the Company irrevocably deposits in trust with the Trustees cash or Government Obligations for the payment of principal of, and premium, if any, and interest on, the Debt Securities of such series to maturity or redemption, as the case may be;

(b) the Company delivers to the Trustees a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium and interest when due on all the Debt Securities of such series to maturity or redemption, as the case may be;

(c) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(f) or (g) with respect to the Company occurs which is continuing at the end of the period;

(d) no Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

(e) the deposit does not constitute a default under any other agreement binding on the Company and, if the Debt Securities of such series are subordinated pursuant to the terms of a supplemental Indenture, is not prohibited by such terms;

(f) the Company delivers to the Trustees an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(g) in the event of the legal defeasance option, the Company shall have delivered to the Trustees an Opinion of Counsel stating that (i) the Company has received from the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case of the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(h) in the event of the covenant defeasance option, the Company shall have delivered to the Trustees an Opinion of Counsel to the effect that the Holders of Debt Securities of such series will not recognize income, gain or loss for Canadian and U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to Canadian and U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(i) the Company is not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of such deposit or at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period); and

(j) the Company delivers to the Trustees an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Debt Securities of such series as contemplated by this Article XII have been complied with and that such defeasance and discharge of the Debt Securities of such series is authorized or permitted by the terms of this Indenture.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustees for the redemption of Debt Securities of such series at a future date in accordance with Article III.

Section 12.04 Application of Trust Money. The Trustees shall hold in trust money or Government Obligations deposited with it pursuant to this Article XII. It shall apply the deposited money and the money from Government Obligations through any paying agent and in accordance with this Indenture to the payment of principal of, and premium, if any, and interest on, the Debt Securities of the defeased series.

Section 12.05 Repayment to Company. The Trustees and any paying agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustees and any paying agent shall pay to the Company upon request any money held by them for the payment of principal, premium or interest that remains unclaimed for two years, and, thereafter, Holders entitled to such money must look to the Company for payment as general creditors.

Section 12.06 Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustees and the Holders against any tax, or other change imposed on or assessed against deposited Government Obligations or the principal and interest received on such Government Obligations.

Section 12.07 Reinstatement. If the Trustees or any paying agent is unable to apply any money or Government Obligations in accordance with this Article XII by reason of any legal proceeding or by reason of any order or judgment of any court or government authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Debt Securities of the defeased series shall be revived and reinstated as though no deposit had occurred pursuant to this Article XII until such time as the Trustees or any paying agent is permitted to apply all such money or Government Obligations in accordance with this Article XII.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

Section 13.01 Successors and Assigns of Company Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Company or the Trustees shall bind their successors and assigns, whether so expressed or not.

Section 13.02 Acts of Board, Committee or Officer of Successor Company Valid. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any Successor Company.

Section 13.03 Required Notices or Demands. Except as otherwise expressly provided in this Indenture, any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustees or by the Holders to or on the Company may be given or served by being deposited postage prepaid in a post office letter box in the United States addressed (until another address is filed by the Company with the Trustees) as follows: DIRTT Environmental Solutions Ltd, 7303 30th Street S.E., Calgary, Alberta, T2C 1N6, Canada, Attention: General Counsel. Except as otherwise expressly provided in this Indenture, any notice, direction, request or demand by the Company or by any Holder to or upon the Canadian Trustee may be given or made, for all purposes, by being deposited postage prepaid in a post office letter box in Canada addressed to the corporate trust office of the Canadian Trustee initially at 800 – 324, 8th Avenue SW, Calgary, AB, T2P 2Z2, Attention: Manager, Corporate Trust. Except as otherwise expressly provided in this Indenture, any notice, direction, request or demand by the Company or by any Holder to or upon the U.S. Trustee may be given or made, for all purposes, by being deposited postage prepaid, certified mail in a post office letter box in the United States or by nationally recognized overnight courier addressed to the corporate trust office of the U.S. Trustee initially at Computershare Trust Company, N.A., 6200 S. Quebec Street, Greenwood Village, Colorado 80111, Attention: Corporate Trust. The Company or the Trustees by notice to the other may designate additional or different addresses for subsequent notices or communications. All notices to a Trustee shall be deemed delivered when received by such Trustee.

Any notice required or permitted to be delivered to a Holder by the Company or the Trustees pursuant to the provisions of this Indenture shall be deemed to be properly mailed by being deposited postage prepaid in a post office letter box in Canada or the United States addressed to such Holder at the address of such Holder as shown on the Debt Security Register or through the Depositary. Any report pursuant to Section 313 of the Trust Indenture Act shall be transmitted in compliance with subsection (c) therein.

In the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail, then such notification as shall be given with the approval of the Trustees shall constitute sufficient notice for every purpose hereunder.

Failure to mail a notice or communication to a Holder or any defect in it or any defect in any notice by publication as to a Holder shall not affect the sufficiency of such notice with respect to other Holders. If a notice or communication is mailed or published in the manner provided above, it is conclusively presumed duly given.

Section 13.04 Governing Law; Conflict of Any Provision of the Indenture with the Trust Indenture Act.

(a) This Indenture and each Debt Security shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein and shall be treated in all respects as Alberta contracts; provided, that the rights, protections, duties, obligations and immunities of the U.S. Trustee hereunder shall be governed by and construed under the laws of the State of New York.

(b) Each of the Company and the U.S. Trustee agrees to comply with all provisions of the Trust Indenture Act applicable to or binding upon it in connection with this Indenture and each Debt Security. If and to the extent that any provision of this Indenture, the Debt Security or applicable law limits, qualifies or conflicts with any mandatory requirement of the Trust Indenture Act (and notwithstanding any provisions of this Indenture or the Debt Security to the contrary), such mandatory requirement shall prevail. For greater certainty, if and to the extent that any provision of this Indenture, the Debt Security or applicable law limits, qualifies or conflicts with the duties imposed by Sections 310 to 318, inclusive, of the Trust Indenture Act, or conflicts with any provision required by or deemed to be included in this Indenture by operation of such Trust Indenture Act sections (and notwithstanding any provisions of this Indenture or the Debt Securities to the contrary), the Trust Indenture Act shall control.

Section 13.05 Officers’ Certificate and Opinion of Counsel to Be Furnished upon Application or Demand by the Company. Upon any application or demand by the Company to the Trustees to take, or refrain from taking, any action under any of the provisions of this Indenture, the Company shall furnish to the Trustees an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustees with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the Person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such Person, that Person has made such examination or investigation as is necessary to enable that Person to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.06 Payments Due on Legal Holidays. In any case where the date of maturity of interest on or principal of and premium, if any, on the Debt Securities of a series or the date fixed for conversion, redemption or repayment of any Debt Security or the making of any sinking fund payment shall not be a Business Day at any Place of Payment for the Debt Securities of such series, then payment of interest or principal and premium, if any, or the making of such sinking fund payment, or in the case of a conversion, the issuance of securities, need not be made on such date at such Place of Payment, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date. If a record date is not a Business Day, the record date shall not be affected.

Section 13.07 Computation of Interest on Debt Securities. Interest, if any, on the Debt Securities shall be computed on the basis of a 360-day year of twelve 30-day months, except as may otherwise be provided pursuant to Section 2.03. For the purposes of disclosure under the Interest Act (Canada), the yearly rate of interest to which interest calculated under a Debt Security for any period in any calendar year (the “calculation period”) is equivalent, is the rate payable under a Debt Security in respect of the calculation period multiplied by a fraction the numerator of which is the actual number of days in such calendar year and the denominator of which is the actual number of days in the calculation period. If the Canadian Trustee is appointed paying agent, it shall be entitled to rely on the calculations to be provided by the Company.

Section 13.08 Agent for Service; Submission to Jurisdiction; Waiver of Immunities.

(a) The Company hereby irrevocably and unconditionally submits to the jurisdiction of (i) a New York state or federal court located in The Borough of Manhattan, The City of New York and (ii) the courts of the Province of Alberta, in each case with all applicable courts of appeal therefrom, with respect to actions brought against it as a defendant, for purposes of all legal proceedings arising out of or relating to this Indenture or the Debt Securities or the transactions contemplated hereby or thereby; provided, that nothing herein shall be deemed to limit the ability of any party to this Indenture or the Debt Securities to bring suit in any other permissible jurisdiction. The Company hereby irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit or proceeding, and it irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court, any claim that any such proceeding brought in such a court has been brought in an inconvenient forum and any objection based on place of residence or domicile.

(b) By the execution and delivery of this Indenture, the Company (i) acknowledges that it has irrevocably designated and appointed Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168, as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Debt Securities or this Indenture that may be instituted a New York state or federal court located in The Borough of Manhattan, The City of New York, or brought by the Trustees (whether in their individual capacity or in their capacity as Trustees hereunder), and (ii) agrees that service of process upon Cogency Global Inc. and written notice of said service to the Company (mailed or delivered to the Company as specified herein), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of Cogency Global Inc. in full force and effect so long as this Indenture shall be in full force and effect.

(c) To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Debt Securities, to the extent permitted by law.

(d) The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action, suit or proceeding in any such court or any appellate court with respect thereto. The Company irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action, suit or proceeding in any such court.

(e) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Holders will be filed with the Appropriate Trustee, but such filing will not be a condition precedent to the validity of any action taken in reliance on such waiver.

(f) The Trustees agree to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Appropriate Trustee in a timely manner, and such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. If the party elects to give a Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustees shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustees’ reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustees, including the risk of the Trustees acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 13.09 No Recourse Against Others. An incorporator or any past, present or future director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Debt Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Debt Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Debt Securities.

Section 13.10 Severability. In case any provision in this Indenture or the Debt Securities shall be invalid, illegal or unenforceable, such provision shall be deemed to be severed herefrom or therefrom and the validity, legality and enforceability of the remaining provisions shall not in any way be affected, prejudiced or impaired thereby.

Section 13.11 Effect of Headings. The article and section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 13.12 Entire Agreement. This Indenture and all supplemental Indentures and Schedules hereto and thereto, and the Debt Securities issued hereunder and thereunder, together constitute the entire agreement between the parties hereto with respect to the indebtedness created hereunder and thereunder and under the Debt Securities and supersedes as of the date hereof all prior memoranda, agreements, negotiations, discussions and term sheets, whether oral or written, with respect to the indebtedness created hereunder or thereunder and under the Debt Securities.

Section 13.13 Indenture May Be Executed in Counterparts. This Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument. Delivery of an executed signature page to this Indenture by any party hereto by facsimile transmission, PDF or other form of electronic transmission, including through DocuSign and similar applications, shall be as effective as delivery of a manually executed copy of this Indenture by such party. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture (including the Notes and any Officer’s Certificate) shall be deemed to include electronic signatures, including digital signature provided by DocuSign (or such other digital signature provider as specified in writing to Trustees by the authorized representative), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature. The Company agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit communications to Trustees, including the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 13.14 Formal Date. For the purpose of convenience, this Indenture may be referred to as bearing the formal date of                      , 20    , irrespective of the actual date of execution hereof.

Section 13.15 Force Majeure. Except for the payment obligations and conversion settlement obligations of the Company contained herein or in any supplemental Indenture or resolution of the Board of Directors, neither party shall be liable to the other, or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, pandemics, governmental action or judicial order, earthquakes, economic sanctions or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section 13.15.

Each Trustee hereby accepts the trusts in this Indenture upon the terms and conditions herein set forth.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly signed as of the date first written above.

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY OF CANADA, as Canadian Trustee

By:
Name:
Title:

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as U.S. Trustee

By:
Name:
Title: